UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AKOUSTIS TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Akoustis Technologies, Inc.

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(704) 997-5735

, 2022

To the Stockholders of Akoustis Technologies, Inc.:

We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Akoustis Technologies, Inc. (the “Company”). The Annual Meeting will be held at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202, on Thursday, November 10, 2022 at 10:00 a.m., local time or at such adjournments or postponements thereof.

Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, each of which we urge you to read carefully. In addition, enclosed are a proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

We sincerely hope that you can attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to review these proxy materials and submit your voting instructions in advance of the Annual Meeting by Internet, by telephone, or by mail. Instructions regarding submitting a proxy by Internet and telephone are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. You may revoke your proxy at any time before it is exercised as explained in the Proxy Statement.

If you have any questions or need assistance voting your shares, please contact Andrew Wright, the Company’s General Counsel and Corporate Secretary, at (704) 997-5735.

Sincerely,

/s/ Andrew Wright
Andrew Wright
General Counsel and Corporate Secretary

Akoustis Technologies, Inc.

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(704) 997-5735

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 10, 2022 AT 10:00 A.M.

The 2022 Annual Meeting of Stockholders of Akoustis Technologies, Inc. (the “Company”) will be held at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202 on Thursday, November 10, 2022 at 10:00 a.m., local time, and any adjournments or postponements thereof (the “Annual Meeting”) for the following purposes:

1.	to elect seven directors of the Company to serve one-year terms expiring at the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.

to approve, as required by Nasdaq Marketplace Rule 5635(d) (the “Listing Rule”), the potential issuance of shares of the Company’s common stock in respect of the Company’s 6.0% Convertible Senior Notes due 2027 (the “2027 Notes”) exceeding 19.99% of the number of shares of Common Stock outstanding at the time of the issuance of the 2027 Notes, including upon the conversion of the 2027 Notes, upon payment of interest thereon, and upon certain make-whole payments;

4.	to approve an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 6,000,000 to 12,000,000 shares;
5.	to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock from 100,000,000 to 125,000,000 shares;
6.	to approve an amendment to the Company’s Certificate of Incorporation to update the exculpation provision to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law;

7.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023; and

8.	to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

We have fixed September 15, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company’s Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to review these proxy materials and submit your voting instructions in advance of the Annual Meeting by Internet, telephone, or mail, as described on the enclosed proxy card. You may also vote your shares in person at the Annual Meeting. To obtain directions to the Annual Meeting, please call (704) 997-5735.

The Board of Directors recommends that stockholders vote “FOR” each of the director nominees, “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, “FOR” the approval, as required by the Listing Rule, of the potential issuance of shares of the Company’s common stock in respect of the 2027 Notes exceeding 19.99% of the number of shares of common stock outstanding at the time of the issuance of the 2027 Notes, including upon the conversion of the 2027 Notes, upon payment of interest thereon, and upon certain make-whole payments, “FOR” the approval of the amendment to the 2018 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 6,000,000 shares, “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock by 25,000,000 shares, “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to update the exculpation provision to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

You may revoke your proxy at any time prior to or at the Annual Meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 10, 2022: the Proxy Statement and the Company’s Annual Report on Form 10-K are available at www.proxyvote.com.

By order of the Board of Directors,

/s/ Andrew Wright
Andrew Wright
General Counsel and Corporate Secretary Huntersville, North Carolina , 2022

, 2022

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 10, 2022

The Board of Directors (the “Board of Directors” or “Board”) of Akoustis Technologies, Inc. (the “Company”) is furnishing you this proxy statement to solicit, on its behalf, proxies to be voted at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, November 10, 2022 at 10:00 a.m., local time, at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202, and at any adjournment or postponements thereof. These proxy materials are first being mailed or made available to stockholders on or about    , 2022.

The entire cost of soliciting these proxies will be borne by the Company. In addition to the delivery of the proxy materials by mail, the Company may request banks, brokers, and other record holders, or a proxy solicitor acting on its behalf, to send proxies and proxy materials to the beneficial owners of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), and to secure the voting instructions of such beneficial owners. The Company will reimburse any such banks, brokers, other record holders, or proxy solicitors acting on its behalf for their reasonable expenses in so doing. The Company has not engaged a proxy solicitor to solicit proxies from stockholders; however, the Company retains the right to do so if it deems such solicitation necessary. Furthermore, the Company may also use one or more of its current employees, who will not be specially compensated, to solicit proxies from stockholders in person, by telephone, by e-mail, or by special letter.

The Annual Meeting will be held for the purpose of considering and voting upon the following:

1.	to elect seven directors of the Company to serve one-year terms expiring at the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.

to approve, as required by Nasdaq Marketplace Rule 5635(d) (the “Listing Rule”), the potential issuance of shares of Common Stock in respect of the Company’s 6.0% Convertible Senior Notes due 2027 (the “2027 Notes”) exceeding 19.99% of the number of shares of Common Stock outstanding at the time of the issuance of the 2027 Notes, including upon the conversion of the 2027 Notes, upon payment of interest thereon, and upon certain make-whole payments;

4.	to approve an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved for issuance there under from 6,000,000 to 12,000,000 shares;
5.	to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of Common Stock from 100,000,000 to 125,000,000 shares;
6.	to approve an amendment to the Company’s Certificate of Incorporation to update the exculpation provision to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law;

7.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023; and

8.	to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board is not aware of any other business to come before the Annual Meeting.

i

GENERAL INFORMATION CONCERNING VOTING

Date, Time, and Place

The Company will hold its Annual Meeting at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202 at 10:00 a.m., local time, on Thursday, November 10, 2022.

Purpose of the Annual Meeting

At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon the following:

1.	to elect seven directors of the Company to serve one-year terms expiring at the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.

to approve, as required by the Listing Rule, the potential issuance of shares of Common Stock in respect of the 2027 Notes exceeding 19.99% of the number of shares of Common Stock outstanding at the time of the issuance of the 2027 Notes, including upon the conversion of the 2027 Notes, upon payment of interest thereon, and upon certain make-whole payments;

4.	to approve an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved for issuance there under from 6,000,000 to 12,000,000 shares;
5.	to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of Common Stock from 100,000,000 to 125,000,000 shares;
6.	to approve an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law;

7.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023; and

8.	to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board is not aware of any other business to come before the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors has determined that each of the proposals is advisable and in the best interests of the Company and its stockholders and recommends that stockholders vote “FOR” each of the director nominees, “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, “FOR” the approval of the issuance of shares of Common Stock in respect of the 2027 Notes exceeding 19.99% of the number of shares of Common Stock outstanding at the time of the issuance of the 2027 Notes, “FOR” the approval of the amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 6,000,000 shares, “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock by 125,000,000 shares, “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to update the exculpation provision to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

Who May Vote

Stockholders of record of Common Stock as of the close of business on September 15, 2022, the record date established by the Board of Directors (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, either in person or by proxy. Each share of Common Stock is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors. On the Record Date, there were       shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Stockholders do not have cumulative voting rights.

Voting Methods

You may vote at the Annual Meeting in person, by submitting a proxy by mailing the enclosed proxy card or by submitting voting instructions by telephone or on the Internet. Instructions regarding submitting your proxy or voting instructions by telephone and on the Internet are included on the proxy card. You may not submit your voting instructions by telephone or on the Internet after 11:59 p.m. Eastern Time on Wednesday, November 9, 2022. If you choose to submit a proxy by mail, please mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope. If a bank, broker, or other nominee (“broker”) holds your shares, you will receive voting instructions directly from the broker.

If you decide to attend the Annual Meeting in person, upon your arrival you will need to register as a visitor with the security desk in the lobby of 300 South Tryon Street, Charlotte, North Carolina 28202. Please be sure to have state or government issued photo identification with you at the time of registration. After a determination that you are a registered holder of Common Stock, you will receive a security pass that will allow you to attend the Annual Meeting. If you are not a registered holder, please be sure that you bring your state or government issued photo identification as well as either (i) a proxy issued to you in your name by your brokerage firm, bank or other nominee, or (ii) a brokerage statement showing your beneficial ownership of Common Stock as of the Record Date (and a legal proxy from your brokerage firm, bank, or other nominee if you wish to vote your shares at the Annual Meeting) to present at the time of registration.

Submitting a Proxy

The form of proxy solicited by the Board of Directors permits you to specify a choice among “for all” nominees, “withhold all” nominees, and “for all except” designated nominees, and a choice among “for,” “against,” and “abstain” with respect to the proposals regarding approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, regarding approval of the potential issuance of shares of Common Stock in respect of the 2027 Notes, regarding approval of an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares of Common Stock thereunder by 6,000,000 shares, regarding approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock by 125,000,000 shares, regarding approval of an amendment to the Company’s Certificate of Incorporation to update the exculpation provision to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law and regarding auditor ratification. All shares represented by valid proxies that the Company receives through this solicitation, and that are not validly revoked, will be voted according to your instructions on the proxy card or as instructed by phone or via the Internet. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations. If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on these matters in accordance with their best judgment. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board of Directors’ recommendations. The Board of Directors has selected Jeffrey B. Shealy and Andrew Wright to act as proxies with full power of substitution and resubstitution at the Annual Meeting. Either of them is authorized to vote, on behalf of the Board, all proxies to vote shares of Common Stock at the Annual Meeting or any adjournment or postponement thereof granted by stockholders of the Company. The enclosed proxy with respect to the Annual Meeting is solicited by the Board of Directors.

Revocability of Proxies

Even if you execute a proxy or submit a proxy by telephone or over the internet, you have the right to revoke it and change your vote by notifying us at any time before your shares are voted at the Annual Meeting. You may revoke a proxy at any time by submitting written notice of revocation to Andrew Wright, the Company’s General Counsel and Corporate Secretary, before the shares are voted, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. Unless so revoked, the shares of Common Stock represented by the valid proxies received pursuant to this solicitation will be voted in accordance with the specifications given therein. Attendance at the Annual Meeting, without voting, will not serve to revoke a previously submitted proxy.

Quorum and Vote Necessary for Action

Quorum. The presence of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

Required Vote. Directors are elected (Proposal 1) by a plurality of the votes cast by the shares entitled to vote in the election, which means that the seven director nominees who receive the greatest number of “for” votes will be elected. You may vote “for all,” “withhold all” or “for all except” with respect to the election of directors. Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (Proposal 2), approval of the amendment to our 2018 Stock Incentive Plan to increase the number of authorized shares of Common Stock issuable thereunder by 6,000,000 shares (Proposal 4), and ratification of the appointment of our independent registered accounting firm (Proposal 7) requires the affirmative vote of the stockholders present in person or represented by proxy holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon. Approval of the potential issuance of shares of the Company’s Common Stock in respect of the 2027 Notes exceeding 19.99% of the number of shares of Common Stock outstanding at the time of the issuance of the 2027 Notes (Proposal 3) requires a majority of the votes cast to be voted “for” the proposal. Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock by 25,000,000 shares (Proposal 5) and approval of the amendment to our Certificate of Incorporation to update the exculpation provision to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law (Proposal 6) require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon. You may vote “for,” “against,” or “abstain” with respect to Proposals 2, 3, 4, 5, 6, and 7.

Broker Non-Votes. A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. Broker non-votes, if any, will be counted for purposes of determining a quorum. Broker non-votes will not be treated as votes cast on Proposal 1 and will not be treated as votes entitled to be cast on Proposal 2, 3, 4 or 6 and, therefore, will have no effect on the vote required for the approval of Proposal 1, 2, 3, 4 or 6. We do not expect any broker non-votes with respect to Proposal 5 or 7, and therefore a failure to instruct your broker on how to vote on such matters will have no effect on the outcome of the vote. Broker non-votes will be treated as votes against Proposal 6. .

“Routine” and “Non-routine” Matters. Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock by 25,000,000 shares (Proposal 5) and the approval of the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023 (Proposal 7) are considered to be routine matters. Therefore, even if your broker does not receive voting instructions from you, your broker is entitled (but not required) to vote your shares on Proposals 5 and 7. The election of directors (Proposal 1), approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (Proposal 2), approval of the potential issuance of shares of Common Stock in respect of the 2027 Notes exceeding 19.99% of the number of shares of Common Stock outstanding at the time of the issuance of the 2027 Notes (Proposal 3), approval of the amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder by 6,000,000 shares (Proposal 4), and approval of the amendment to our Certificate of Incorporation to update the exculpation provision to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law (Proposal 6) are considered non-routine matters under applicable stock exchange rules, and your broker is not entitled to vote your shares on these proposals without your instructions.

Abstentions and Withheld Votes. If you abstain from voting or withhold your vote on a particular matter, your shares will be counted for purposes of determining whether a quorum is present but will not be treated as cast either for or against Proposal 1 or 3, and therefore will have no effect on the outcome of the vote. Abstentions will have the same effect as votes cast against Proposals 2, 4, 5, 6 and 7.

There are no appraisal rights with respect to the matters to be acted upon at the meeting.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock that may be acquired upon exercise of stock options or warrants that are exercisable or that become exercisable within 60 days after the Record Date are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities); (ii) each of our directors and named executive officers; and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. For shares subject to repurchase options, as indicated in the notes to the table below, see “Compensation and Other Information Concerning Our Executive Officers and Directors — Executive Compensation — Outstanding Equity Awards at Fiscal 2022 Year-End” below for a description of the repurchase option. To our knowledge, (i) none of the shares listed below are held under a voting trust or similar agreement, except as noted, and (ii) there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)(2)	Percent of class(3)

Jeffrey B. Shealy, Chief Executive Officer, Director(4)	483,792	*
Kenneth Boller, Chief Financial Officer(5)	106,158	*
David M. Aichele, Executive Vice President of Business Development(6)	193,317	*
Rohan Houlden, Former Chief Product Officer(7)	175,412	*
Steven P. DenBaars, Director(8)	338,012	*
Arthur E. Geiss, Director, Co-Chairman of the Board(9)	332,506	*
J. Michael McGuire, Director(10)	57,266	*
Jeffrey K. McMahon, Director(11)	699,534		%
Jerry D. Neal, Director, Co-Chairman of the Board(12)	774,065		%
Suzanne B. Rudy, Director(13)	193,604	*
All directors and executive officers as a group (9 persons)	3,171,254		%

Nineteen 77 Global Multi-Strategy Alpha Master Limited(14)(15)	4,670,912		%
Silverback Asset Management(14)(16)	4,670,912		%
BlackRock, Inc. (17)	2,965,937		%

*	Less than 1%

(1)	Unless otherwise indicated in the table or the related notes, the address for each person named in the table is c/o Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, NC 28078.

(2)	Unless otherwise indicated in the table or the related notes, the shares are held directly by the beneficial owner.

(3)	Applicable percentage ownership is based on shares of Common Stock outstanding as of the Record Date, together with securities exercisable for or convertible into shares of Common Stock within 60 days after the Record Date for each stockholder.

(4)	Includes 117,000 shares issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the Record Date.

(5)	Includes 65,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(6)	Includes 69,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(7)	Includes 81,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(8)	Includes (i) 16,703 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date; and (ii) 87,467 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(9)	Includes (i) 23,902 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date, and (ii) 177,214 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(10)	Includes 17,030 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date.

(11)

Includes (i) 17,576 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date and (ii) 197,620 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(12)	Includes (i) 27,456 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date; and (ii) 40,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(13)

Includes (i) 22,543 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date; and (ii) 88,555 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(14)	Includes 4,670,912 shares issuable to each beneficial owner upon the conversion of the principal amount of 6.0% Convertible Senior Notes due 2027 issued by the Company in June 2022, based on a conversion rate of 212.3142 shares of Common Stock per $1,000 principal amount of notes (equivalent to a conversion price of $4.71 per share of Common Stock). The conversion rate of the 2027 notes is subject to adjustment if certain events occur.

(15)	UBS O’Connor LLC (“O’Connor”), the investment manager of Nineteen 77 Global Multi-Strategy Alpha Master Limited, has voting and dispositive power with respect to these shares. Kevin Russell, the Chief Investment Officer of O’Connor, also has voting and dispositive power with respect to these shares. The address for each of the entities or the person listed in this footnote is 1 N. Wacker Drive, Floor 32, Chicago, Illinois 60606.

(16)	Silverback Asset Management beneficially owns these shares through Blackwell Capital Partners LLC - Series B, Silverback Opportunistic Credit Master Fund Limited, Silverback Convertible Master Fund Limited, and KASAD 2, L.P. for each of which Silverback Asset Management is trading advisor. Voting and dispositive power with respect to these shares is held by Elliot Bossen, CEO of Silverback Asset Management. The address for each of the entities or persons listed in this footnote is 1414 Raleigh Road, Suite 250, Chapel Hill, North Carolina 27517.

(17)	BlackRock, Inc., a Delaware corporation (“BlackRock”), has the sole power to vote or to direct the vote of 2, 936,943 shares, the shared power to vote or to direct the vote of 0 shares, the sole power to dispose or to direct the disposition of 2,965,937 shares and shared power to dispose or to direct the disposition of 0 shares. The principal address of BlackRock is 55 East 52nd Street, New York, NY 10055. This information has been obtained from the Schedule 13G filed by BlackRock with the SEC on February 4, 2022.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one. The number of directors is currently fixed at seven directors. The Board of Directors has nominated Steven P. DenBaars, Arthur E. Geiss, J. Michael McGuire, Jeffrey K. McMahon, Jerry D. Neal, Suzanne B. Rudy, and Jeffrey B. Shealy, all of whom currently are directors of the Company, for election by the stockholders. Upon election, each such director will serve until the 2023 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Each nominee has consented to serve as a director if elected. Although the Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death or any other unexpected occurrence, the persons named as proxies in the accompanying form of proxy may vote for a substitute nominee recommended by the Nominating Committee and approved by the Board of Directors.

Proxies may not be voted for a number of persons greater than the number of nominees. Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the seven director nominees receiving the highest number of “FOR” votes, will be elected as directors of the Company.

The Board of Directors recommends a vote “FOR” each of Steven P. DenBaars, Arthur E. Geiss, J. Michael McGuire, Jeffrey K. McMahon, Jerry D. Neal, Suzanne B. Rudy, and Jeffrey B. Shealy for election as directors of the Company.

Properly submitted proxies will be voted “FOR” election of each of the nominees identified above unless otherwise specified.

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names of, and certain information about our current executive officers and our directors, including the principal occupation and business experience of each such person during the past five years.

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Jeffrey B. Shealy	53	President and Chief Executive Officer; Director	May 22, 2015
Kenneth E. Boller	51	Chief Financial Officer	November 5, 2018
David M. Aichele	56	Executive Vice President of Business Development	May 22, 2015
Steven P. DenBaars	60	Director	May 22, 2015
Arthur E. Geiss	69	Co-Chairman of the Board	May 22, 2015
J. Michael McGuire	63	Director	August 28, 2020
Jeffrey K. McMahon	51	Director	May 22, 2015
Jerry D. Neal	77	Co-Chairman of the Board	May 22, 2015
Suzanne B. Rudy	67	Director	July 14, 2017

Jeffrey B. Shealy is our Founder, President and Chief Executive Officer, as well as one of our directors. He has 30 years of experience in the radio frequency (“RF”)/wireless industry focused on building businesses around solid state materials and electron device innovation. He previously held the position of Vice President and General Manager at RF Micro Devices, Inc. (“RFMD”) (now Qorvo, Inc.) from 2001 until 2014. Dr. Shealy is a Howard Hughes Doctoral Fellow and spent seven years with Hughes Electronics at Hughes Research Labs (now HRL Labs) and Hughes Network Systems (now Hughes). He previously founded RF Nitro, a GaN-RF Power Amplifier high-tech venture, which was acquired by RFMD in 2001. Dr. Shealy holds an MBA degree from Wake Forest University, Master of Science and Doctorate degrees in Electrical and Computer Engineering from University of California at Santa Barbara (“UCSB”), and a Bachelor of Science degree in Electrical and Computer Engineering from North Carolina State University (“NCSU”). We believe that Dr. Shealy adds value to our Board of Directors based on his intimate knowledge of our business plans and strategies, his experience with high tech start-up ventures and his wealth of experience in the RF/Wireless industry.

Kenneth E. Boller is our Chief Financial Officer and Corporate Controller. Mr. Boller joined the Company in December 2017 as Corporate Controller and became Assistant Secretary in February 2018, Interim Chief Financial Officer in November 2018, and Chief Financial Officer in February 2022. Mr. Boller has been responsible for building and managing the Company’s finance and HR organizations, capital raises, implementing the Company's SEC financial reporting, and developing all internal controls and processes for the Company. He has over 25 years of experience in public company financial reporting, compliance, planning, treasury, tax, and related strategic matters. Mr. Boller’s past work experience includes Regional Controller and Corporate Director of Accounting for Ecolab, Inc. from 2012 to 2017. Prior to his employment at Ecolab, Inc., Mr. Boller served as Finance Director for ATI Allvac from 2007 to 2011. He is a Certified Public Accountant (Commonwealth of Pennsylvania) with his BS in Accounting from Rutgers University.

David M. Aichele is Executive Vice President of Business Development, responsible for leading the sales and marketing efforts of the Company. Mr. Aichele joined the Company in May 2015, bringing over 20 years of international sales, business development, and marketing experience with him. Prior to joining the Company, Mr. Aichele was EVP Sales & Marketing for T1Visions, a high-tech software startup company, from 2013 to 2015. Mr. Aichele held director positions at RFMD from 2005 to 2015, where he was responsible for the business development and launch of new RF semiconductor products targeting the cellular market, and senior management positions at Tessera and TE Connectivity, where he led business development and sales teams. Mr. Aichele holds a BSEE from Ohio University and an MBA from the Leeds School of Business at the University of Colorado.

Steven P. DenBaars is a Distinguished Professor of Materials and Co-Director of the Solid-State Lighting and Energy Electronics Center at UCSB. Professor DenBaars joined UCSB in 1991 and currently holds the Mitsubishi Chemical Chair in Solid State Lighting and Displays. He is also a current Board member of Aeluma, a privately held start-up engaged in the manufacture high performance InGaAs sensors. Professor Denbaars was formerly a co-founder and board member of privately held GaN start-up companies, Soraa Inc. and Soraa Laser Diode Inc. Professor DenBaars has been in the compound semiconductor business for over 30 years starting with his prior work at Hewlett-Packard Optoelectronics division in 1988 and involvement in more than two LED companies and one laser diode company. Professor DenBaars’ specific research interests include growth of wide-band gap semiconductors (GaN based), and their application to Blue LEDs and lasers and energy efficient solid state lighting. This research has led to over 1,140 scientific publications and over 190 U.S. patents on electronic materials and devices. He has been awarded an NSF Young Investigator award, Young Scientist Award of the ISCS, IEEE Aron Kressel Award, ISCS Quantum Device Award (2021), and he is an IEEE Fellow. He was elected to the National Academy of Engineering (2012), and elected Fellow of the National Academy of Inventors (2014). We believe that Professor DenBaars adds value to our Board of Directors based on his years of experience in the LED industry and his extensive research involving wide-based gap semiconductors and their application to high power electronic devices.

Arthur E. Geiss, Co-Chairman of the Board, founded AEG Consulting, LLC (“AEG Consulting”) in 2003 and currently serves as its Chief Executive Officer. AEG Consulting offers guidance concerning manufacturing, operations, and process development to technology companies. Prior to establishing AEG Consulting, Mr. Geiss served as Vice President of Wafer Fab Operations at RFMD. He was responsible for the start-up and operations of Gallium Arsenide epitaxial-growth and wafer-fabrication. Prior to RFMD, Mr. Geiss held management positions with Alpha Industries, Inc. (purchased by Skyworks Solutions, Inc.) and before that at ITT Gallium Arsenide Technology Center (purchased by Cobham plc). At both companies, he was responsible for process and device development and wafer fabrication operations. Prior to these, Mr. Geiss held a research position at the Xerox Palo Alto Research Center (now PARC, Inc.). At PARC, Inc., he investigated the structure of vitreous materials and amorphous thin films using Raman spectroscopy. Mr. Geiss has served as a Member of the Executive Committee of the IEEE GaAs IC Symposium (now CSICS) and as a Member of the Executive Committee of the GaAs Manufacturing Technology Conference (now CS Mantech). He has numerous patents and publications on electronic devices, processing, and manufacturing. Mr. Geiss earned a B.S. degree at Lafayette College and M.S. and Ph.D. degrees at Brown University, all in physics. We believe that Mr. Geiss adds value to our Board of Directors based on his extensive experience with technology companies, his executive leadership and management experience, and his research background.

J. Michael McGuire served as Chief Executive Officer at Grant Thornton, LLP (“Grant Thornton”) from 2014 to 2019. He is credited with transforming the structure of the company, focusing on talent, technology, infrastructure, and growth. Prior to becoming Grant Thornton’s CEO, Mr. McGuire served on the firm’s senior leadership team as national managing partner of operations and previously was managing partner of the firm’s Carolinas practice. He joined Grant Thornton in 2002 after a 20-year career at Arthur Andersen LLP. He has significant experience in capital markets transactions ranging from venture capital to initial public offerings and has advised numerous companies on M&A strategies, due diligence and deal structure. Mr. McGuire has served as a director for Avid Xchange Holdings, Inc. since October 15, 2021. He has served on more than 35 community boards during his career. Mr. McGuire received a Bachelor of Science, Business Administration, Accounting and Management Information Systems, from Bowling Green University in 1982. Mr. McGuire’s substantial experience with public company financing and his accounting acumen make him well-suited to contribute to our Board of Directors.

Jeffrey K. McMahon was employed by North Highland, a global management consulting firm, from 2003 until his retirement from this role in October 2020. During his tenure at North Highland, Mr. McMahon held the position of Managing Director from 2014 and led the firm’s Global Delivery Consulting and Enterprise Risk Management functions. He has an extensive background in business and information technology consulting in the financial services, energy, and telecommunications industries. He has 23 years of experience helping Fortune 100 companies drive revenue, optimize processes, improve customer experience, and manage risk. His areas of expertise include marketing, strategy articulation and realization, strategic execution, business process management, and merger integration. Prior to joining North Highland, Mr. McMahon was a Manager in Accenture’s process practice area. Mr. McMahon received a Bachelor of Science degree in Civil Engineering from NCSU. We believe that Mr. McMahon adds value to our Board of Directors based on his extensive experience in business and technology consulting and his marketing and strategizing expertise.

Jerry D. Neal, Co-Chairman of the Board, founded RFMD in 1991 and served as its Executive Vice President of Marketing and Strategic Development from January 2002 to May 2012. Dr. Neal served as a Vice President of Marketing of RFMD from May 1991 to January 2000 and as its Executive Vice President of Sales, Marketing and Strategic Development from January 2000 to January 2002. Prior to joining RFMD, he was employed for 10 years with Analog Devices, Inc., including as Marketing Engineer, Marketing Manager, and Business Development Manager. Dr. Neal also founded Moisture Control Systems for the production of his patented electronic sensor for measurement of soil moisture for research, which was later sold to Hancor, Inc. Dr. Neal served as a Director of Tower Semiconductor Ltd. (“TowerJazz”) from July 2018 through April 2020 and previously served on the board of Jazz Semiconductor, Inc. from 2002 until 2008, prior to its acquisition by TowerJazz. Dr. Neal served as a Director of RFMD from February 1992 to July 1993. Dr. Neal received his Associate’s Degree in Electrical Engineering from Gaston Technical Institute and NCSU and his doctor of business management degree from Southern Wesleyan University. We believe that Dr. Neal adds value to our Board of Directors based on his extensive executive leadership and management experience and his sales, marketing, and product development background.

Suzanne B. Rudy most recently served as Vice President of Tax & Corporate Treasurer, Compliance Officer, and Assistant Secretary of Qorvo, Inc., a publicly traded company and leading supplier of semiconductor solutions for the wireless communications market, until November 2015. In addition to her treasury and compliance duties, Ms. Rudy served as a director for various subsidiaries of Qorvo, Inc. Prior to joining Qorvo, Inc.’s predecessor, RMFD, in 1999, Ms. Rudy was the Controller for Precision Fabrics Group, Inc., a textile spin-off of the Fortune 500 Company, Burlington Industries. In addition, she spent six years as a Certified Public Accountant and Manager for BDO Seidman, LLP, an international accounting firm. From 2012 to 2016, Ms. Rudy served as a director for Delta Apparel, Inc., a publicly traded apparel manufacturer, where she served on the Audit and Compensation Committees. From 2008 to 2011, Ms. Rudy served as a director for First National Bank United Corporation, serving as Chair of the Audit Committee and the Assets and Liability Committee. Since 2006, Ms. Rudy has served on the Board of Visitors for Guilford College. She was also a Board Leadership Fellow in 2013, as designated by the National Association of Corporate Directors. Ms. Rudy brings to our Board extensive expertise in public company financial, compliance, and related strategic matters.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) and, pursuant to Nasdaq Listing Rule 5605(b), we are required to have a Board of Directors comprised of a majority of “independent directors.” Our Board has determined that Professor DenBaars, Mr. Geiss, Mr. McGuire, Mr. McMahon, Mr. Neal, and Ms. Rudy are independent directors under the applicable standards of The Nasdaq Stock Market. In reaching this determination, the Board considered Mr. Geiss’ relationship with AEG Consulting, a firm owned and operated by Mr. Geiss, which formerly provided consulting services to the Company. After consideration, the Board determined that this relationship did not impact Mr. Geiss’ ability to serve as an independent director.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. Each member of the Board of Directors except our Chief Executive Officer is independent under Nasdaq independence rules.

To assure effective and independent oversight of management, the Board of Directors has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. We believe that separation of the Chairman and Chief Executive Officer positions encourages objective oversight and candid communications regarding the Company. Currently, two non-employee, independent directors, Mr. Geiss and Mr. Neal, serve as Co-Chairmen of the Board, while Dr. Shealy serves as Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Co-Chairmen of the Board serve as liaisons between the Board and management, focus on Board and governance matters, and preside over meetings of the full Board. Although there is no formal delineation of their responsibilities, Mr. Neal tends to focus on the Company’s marketing and investor relations and communication between the Chief Executive Officer and the rest of the Board of Directors, while Mr. Geiss spends more time with technical and operational matters. The Co-Chairmen of the Board are independent, non-management positions. We believe our structure is appropriate given the relatively small size and simple operating philosophy of our organization, as it allows Dr. Shealy to focus on the Company’s strategy, business, and operations and allows the Co-Chairmen to provide objective oversight of the Company.

As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. On an ongoing basis, the Board of Directors discusses areas of risk that particularly affect the Company with senior members of management, who report to the Board of Directors on those areas of risk at regularly scheduled meetings of the Board of Directors. These areas of risk change from time to time based on business conditions and competitive considerations. The Board of Directors and management periodically review, evaluate, and assess the risks relevant to the Company. In addition, the Audit Committee oversees the management of market and operational risks that could affect financial reporting, the Nominating Committee oversees management of risks associated with governance matters, and the Compensation Committee oversees management of risks related to executive compensation plans and policies.

Board Meetings and Director Attendance

The Board of Directors held 7 meetings during the fiscal year ended June 30, 2022. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

Although the Company does not have a formal policy regarding director attendance at annual meetings of stockholders, each director is encouraged and expected to attend the Annual Meeting. Each of our directors then serving on the Board of Directors attended the 2021 annual meeting of stockholders.

Committees of the Board of Directors

The Board maintains six standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee, the Technology Committee, the IT Governance Committee and the Strategic Development Committee. Each of these committees operates under a written charter and reports regularly to the Board. A copy of each of these committee charters is available in the “Investors” section of our website under the heading “Governance Documents” at www.akoustis.com, and copies may also be obtained by request through the “Contact Us” form at the same website address. Each member of the Audit Committee, the Compensation Committee, and the Nominating Committee must satisfy membership requirements imposed by the applicable committee charter and, where applicable, Nasdaq listing standards and SEC rules and regulations. Each of the members of the Audit Committee, the Compensation Committee, and the Nominating Committee has been determined by the Board to be independent under applicable Nasdaq listing standards and, in the case of the Audit Committee and the Compensation Committee, under the independence requirements established by the SEC. A brief description of the responsibilities of each of these committees and their current membership follows.

Audit Committee

Our Board has established a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to represent and assist the Board in its general oversight of our accounting and financial reporting processes, audits of the financial statements, internal control and audit functions, and compliance with legal and regulatory requirements and ethical standards adopted by the Company. Formed in February 2017 in connection with our initial listing on Nasdaq, the Audit Committee held 4 meetings during the fiscal year ended June 30, 2022. The current members of the Audit Committee are Mr. McMahon, Mr. Neal and Ms. Rudy (Chair). The Board of Directors has determined that each of the members is financially sophisticated and that Ms. Rudy meets the definition of “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Board has established a Compensation Committee to assist the Board in overseeing and reviewing information from management regarding compensation and human capital issues within the Company. The Compensation Committee also has specific responsibilities regarding performance reviews and compensation of the Company’s executive officers. The Compensation Committee is authorized under its charter to retain consultants to assist it in the evaluation of the Company’s executive compensation program. The Compensation Committee has consulted Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation consultant, from time to time to review the Company’s compensation programs and provide market data, analyses and advice regarding the compensation of our executive officers and non-employee directors. Pearl Meyer does not provide any other services to the Company. Our executive officers communicate to the Compensation Committee regarding operational, financial or other milestones related to bonus determinations, but are otherwise not involved in determining or recommending the amount or form of executive and director compensation.

The Compensation Committee held 5 meetings during the fiscal year ended June 30, 2022. The Compensation Committee is responsible for approving the individual elements of total compensation for our Chief Executive Officer and other executive officers. The current members of the Compensation Committee are Mr. McMahon (Chair), Mr. Neal and Ms. Rudy, each of whom is independent under existing Nasdaq listing standards, SEC requirements, and the requirements of Section 162(m) of the Internal Revenue Code (the “Code”). To the extent permitted by the Company’s bylaws and applicable law, rules, regulations and listing requirements, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee.

Nominating Committee

Our Board has established a Nominating Committee to assist the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the Board, to recommend for the Board’s approval the slate of nominees to be proposed by the Board to stockholders for election to the Board or nominees for election to fill interim vacancies on the Board, and to recommend to the Board the directors who will serve on each committee of the Board. Formed in February 2017, the Nominating Committee held 4 meetings during the fiscal year ended June 30, 2022. The current members of the Nominating Committee are Mr. McGuire, Mr. Neal (Chair) and Ms. Rudy.

Other Committees

Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future and, in July 2017, our Board designated a Technology Committee to assist the Board and the Company’s senior management in overseeing technology development initiatives and to advise the Board regarding new technology development and execution of technology initiatives. The current members of the Technology Committee are Mr. Geiss (Chair), Professor DenBaars and Dr. Shealy. In August 2020, the Board designated an IT Governance Committee to oversee the Company’s risk management program relating to cybersecurity. The current members of the IT Governance Committee are Mr. McGuire (Chair), Professor DenBaars and Mr. Geiss. In September 2020, the Board designated a Strategic Development Committee to assist with the review and consideration of certain financing and strategic transactions submitted to the Board for its consideration. The current members of the Strategic Development Committee are Ms. Rudy (Chair), Mr. Neal and Dr. Shealy.

Process for Nominating Potential Director Candidates

The Nominating Committee is responsible for identifying and evaluating potential director candidates and recommending qualified candidates for election by the stockholders consistent with criteria approved by the Board. Nominees for director are selected by the Nominating Committee on the basis of their (i) economic, academic, financial, and other expertise, skills, knowledge, and achievements useful to the oversight of the Company’s business; (ii) integrity, demonstrated sound business judgment, and high moral and ethical character; (iii) diversity of viewpoints, backgrounds, experiences, and other demographics; (iv) business or other relevant professional experience; (v) capacity and desire to represent the balanced, best interests of the Company and its stockholders as a whole and not primarily a special interest group or constituency; (vi) ability and willingness to devote time to the affairs and success of the Company and in fulfilling the responsibilities of a director; and (vii) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other Board members will build a Board that is effective, collegial, and responsive to the needs of the Company.

The Nominating Committee does not have a formal diversity policy with respect to the Board, but it reviews the background and qualifications of each nominee to determine such nominee’s experience, competence, and character and assesses such nominee’s potential contribution to the Board of Directors, taking into account the then-existing composition of the Board of Directors and such other factors as the Nominating Committee deems appropriate. The Board should collectively possess skills, industry, and other knowledge and expertise, and business and other experience useful for the effective oversight of the Company’s business. The Nominating Committee believes that the business experience of its directors has been, and continues to be, critical to the Company’s development and plan of operation.

The Nominations Committee values the input of stockholders in identifying director candidates. Accordingly, although the Nominations Committee does not have a specific policy with regard to the consideration of candidates recommended by stockholders, the Nominations Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominations Committee, directors and members of management. Any such nominations should be submitted to the Nominations Committee in line with the instructions provided under the caption “Submission of Future Stockholder Proposals and Nominations” below and comply with other specific procedural requirements set forth in the Bylaws.

Board Diversity Matrix (As of September 12, 2022)
Board Size:
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	1	6	-	-
Number of Directors who identify in Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	6	-	-
Two or More Races or Ethnicities	-	1	-	-
LGBTQ+	-
Did not Disclose Demographic Background	-

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics and Conduct that applies to our directors, officers, and employees. A copy of the Code of Ethics and Conduct is posted on the Company’s website at www.akoustis.com. In the event that we amend any of the provisions of the Code of Ethics and Conduct that requires disclosure under applicable law or SEC rules, we intend to disclose such amendment on our website. Any waiver of the Code of Ethics and Conduct must be approved by the Board of Directors. Any waivers granted to our Chief Executive Officer or Chief Financial Officer will be disclosed on our website within four business days.

Hedging Transactions

Under our Insider Trading Policy, we strongly discourage our employees, officers and directors from engaging in hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Any person wishing to enter into such an arrangement must first submit the proposed transaction for approval by the compliance officer designated under the Insider Trading Policy.

Stockholder and Interested Party Communications with Directors

Stockholders may communicate with the Board of Directors, members of particular committees, or individual directors by sending a letter to such persons in care of our Chief Executive Officer at our principal executive offices. The Chief Executive Officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Chief Executive Officer will submit the correspondence to the Co-Chairmen of the Board or to the committee or specific director to whom the correspondence is directed. All such communications must be accompanied by a statement of the type and amount of our securities that the person holds; any special interest, meaning an interest that is not derived from the proponent’s capacity as a stockholder, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

COMPENSATION AND OTHER INFORMATION CONCERNING OUR
EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended June 30, 2022 and June 30, 2021. Our named executive officers include our Chief Executive Officer, our two most highly compensated executive officers serving the Company at the end of the fiscal year ended June 30, 2022 other than our Chief Executive Officer, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year.

Summary Compensation Table for Fiscal Year 2022

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Jeffrey Shealy,	2022	438,731	289,366	507,500	281,714	11,914	1,529,225
Chief Executive Officer	2021	402,692	316,581	405,500	225,107	15,443	1,365,323

Kenneth Boller,	2022	195,135	74,250	208,650	188,438	10,524	676,997
Chief Financial Officer	2021	--	--	--	--	--	--

David Aichele,	2022	239,731	78,947	249,750	221,556	10,722	800,706
EVP of Business Development	2021	225,385	88,758	202,750	180,085	10,878	707,856

Rohan Houlden,	2022	227,446	75,545	249,750	221,556	10,756	785,053
Former Chief Product Officer (4)	2021	216,923	85,454	202,750	180,085	10,338	695,550

(1)	The amounts shown in this column indicate the aggregate grant date fair value of awards of restricted stock and restricted stock units computed in accordance with FASB ASC Topic 718. See Note 3 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for a discussion of the assumptions made in the valuation of stock awards.

(2)	The amounts shown in this column represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. See Note 3 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for a discussion of the assumptions made in the valuation of option awards.

(3)	Amounts shown in this column relate to matching contributions to our named executive officers’ accounts under our 401(k) retirement savings plan.

(4)	Mr. Houlden served as our Chief Product Officer until July 5, 2022.

Except as indicated below under “Employment Agreements,” we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Outstanding Equity Awards at 2022 Fiscal Year-End

We have equity awards outstanding under three compensation plans approved by our stockholders: the 2015 Equity Incentive Plan (the “2015 Plan”), the 2016 Stock Incentive Plan (the “2016 Plan” and, together with the 2015 Plan, the “Prior Plans”), and the 2018 Stock Incentive Plan (the “2018 Plan”). The 2018 Plan replaced the Prior Plans, effective upon stockholder approval on November 1, 2018, and was amended to increase the number of shares of the Company’s Common Stock reserved for issuance thereunder to 6,000,000, effective upon stockholder approval on November 4, 2019. Any awards outstanding under the Prior Plans on the date of stockholder approval of the 2018 Plan will remain subject to and be settled under the 2015 Plan or 2016 Plan, as applicable, and any shares subject to outstanding awards under the Prior Plans that subsequently cease to be subject to such awards (other than by reason of settlement of the awards in shares) automatically became, or will automatically become, available for issuance under the 2018 Plan.

The following table provides information about outstanding equity awards held by our named executive officers as of June 30, 2022.

Outstanding Equity Awards at 2022 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (1)

Jeffrey Shealy	45,000	--		7.12	9/27/2024
	30,000	10,000	(2)	5.00	11/26/2025
	12,000	18,000	(3)	7.98	12/19/2026
	10,000	40,000	(4)	8.11	08/28/2027
	--	50,000	(5)	10.15	09/09/2028
						5,000	(6)	18,500
						18,000	(7)	66,600
						40,000	(8)	148,000
						50,000	(9)	185,000

Rohan Houlden	50,000	--		7.12	9/27/2024
	15,000	5,000	(10)	4.76	11/22/2025
	8,000	32,000	(11)	8.11	08/28/2027
	--	40,000	(16)	9.99	08/27/2028
						6,250	(12)	23,125
						5,000	(13)	18,500
						12,000	(14)	44,400
						12,000	(15)	44,400
						20,000	(8)	74,000
						25,000	(17)	92,500

Kenneth Boller	16,000	--		6.24	12/19/2024
	16,000	--		6.35	02/22/2025
	18,000	6,000	(10)	4.76	11/22/2025
	5,000	20,000	(11)	8.11	08/28/2027
	--	25,000	(16)	9.99	08/27/2028
	--	15,000	(18)	5.88	02/10/2029
						3,000	(13)	11,100
						12,000	(14)	44,400
						9,000	(15)	33,300
						12,000	(8)	44,400
						15,000	(17)	55,500
						10,000	(19)	37,000

David Aichele	30,000	--		7.12	9/27/2024
	15,000	5,000	(10)	4.76	11/22/2025
	8,000	32,000	(11)	8.11	08/28/2027
	--	40,000	(16)	9.99	08/27/2028
						6,250	(12)	23,125
						5,000	(13)	18,500
						12,000	(14)	44,400
						12,000	(15)	44,400
						20,000	(8)	74,000
						25,000	(17)	92,500

(1)	The market value is based upon the $3.70 closing price of our Common Stock, as reported by Nasdaq on June 30, 2022, multiplied by the number of shares that had not yet vested.

(2)	These option awards vest on November 27, 2022.

(3)	These option awards vest in three equal annual installments on December 20, 2022, 2023 and 2024.

(4)	These option awards vest in four equal annual installments on August 28, 2022, 2023, 2024 and 2025.

(5)	These option awards vest in five equal annual installments beginning on September 9, 2022.

(6)	These restricted shares, granted on November 27, 2018, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option on the fourth anniversary of the grant date.

(7)	These RSUs, granted December 20, 2019, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in three equal annual installments on the third, fourth and fifth anniversaries of the grant date.

(8)	These RSUs, granted on August 28, 2020, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in four equal annual installments on the second, third, fourth and fifth anniversaries of the grant date.

(9)	These RSUs, granted on September 9, 2021, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the grant date.

(10)	These option awards vest on November 23, 2022.

(11)	These option awards vest in four equal annual installments on August 28, 2022, 2023, 2024 and 2025.

(12)	These restricted shares, granted July 16, 2018, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option on the fourth anniversary of the grant date.

(13)	These restricted shares, granted November 23, 2018, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option on the fourth anniversary of the grant date.

(14)	These RSUs, granted August 20, 2019, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in three equal annual installments on the third, fourth and fifth anniversaries of the grant date.

(15)	These RSUs, granted December 18, 2019, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs will vest in three equal annual installments on the third, fourth and fifth anniversaries of the grant date.

(16)	These option awards vest in five equal annual installments beginning on August 27, 2022.

(17)	These RSUs, granted on August 27, 2021, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the grant date.

(18)	These option awards vest in five equal annual installments beginning on February 10, 2023.

(19)	These RSUs, granted on February 10, 2022, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the grant date.

Equity Compensation Plan Information as of June 30, 2022

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders - options	3,020,002	(1)	$6.95	845,013	(3)
Equity compensation plans approved by security holders - restricted stock units	2,177,585	(2)	$0.00
Equity compensation plans not approved by security holders	-		-	-

Total	5,197,587			845,013	(3)

(1)	Consists of (i) 130,000 shares of Common Stock issuable upon the exercise of outstanding options issued under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), (ii) 824,502 issuable under the Company’s 2016 Stock Incentive Plan (the “2016 Plan”), (iii) and 2,065,500 issuable under the Company’s 2018 Stock Incentive Plan (the “2018 Plan”).

(2)	Consists of 28,500 shares of Common Stock to be issued upon the vesting of outstanding restricted stock units issuable under the 2016 Plan (the “2016 Plan”) and 2,149,085 issuable under the 2018 Plan.

(3)	As of June 30, 2022, 845,013 additional shares of Common Stock remained available for future issuance under the 2018 Plan. No additional grants will be made under the Company’s 2015 Plan or the 2016 Plan.

Employment Agreements

Jeffrey B. Shealy

On June 15, 2015, we entered into a three-year employment agreement with our Chief Executive Officer, Jeffrey B. Shealy. After the initial three-year term, the agreement automatically renews for successive one-year periods unless terminated by either party on at least 30 days’ written notice prior to the end of the then-current term. Dr. Shealy’s annual base salary is subject to increase or decrease annually as determined by our Board of Directors. The Board of Directors increased Dr. Shealy’s annual salary to $425,000, effective August 8, 2020, to $442,000 effective August 23, 2021, and to $455,260 effective August 12, 2022. Dr. Shealy is eligible, at the discretion of our Board of Directors, to receive an annual cash bonus of up to 100% of his annual base salary, which may be based on the Company achieving certain operational, financial or other milestones (the “Milestones”) that may be established by our Board of Directors. Dr. Shealy is entitled to receive stock options or other equity incentive awards as and when determined by the Board, and is entitled to receive perquisites and other fringe benefits that may be provided to, and is eligible to participate in any other bonus or incentive program established by us for, our executives. Dr. Shealy and his dependents are also entitled to participate in any of our employee benefit plans subject to the same terms and conditions applicable to other employees. Dr. Shealy will be entitled to be reimbursed for all reasonable travel, entertainment, and other expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities, or services under his employment agreement, in accordance with policies and procedures, and subject to limitations, adopted by us from time to time.

In the event that Dr. Shealy is terminated by the Company without Cause (as defined in his employment agreement) or he resigns for Good Reason (as defined in his employment agreement) during the term of his employment, Dr. Shealy is entitled to (x) an amount equal to his annual base salary then in effect (payable in accordance with the Company’s normal payroll practices) for a period of 24 months commencing on the effective date of his termination (the “Severance Period”) (in the case of termination by the executive for Good Reason, reduced by any cash remuneration paid to him because of any other employment or self-employment during the Severance Period), (y) if and to the extent the Milestones are achieved for the annual bonus for the year in which the Severance Period commences (or, in the absence of Milestones, our Board of Directors has, in its sole discretion, otherwise determined an amount of Dr. Shealy’s annual bonus for such year), an amount equal to such annual bonus prorated for the portion of the performance year completed before Dr. Shealy’s employment terminated, and (z) immediate vesting of any unvested stock options, restricted stock, or similar incentive equity instruments. For the duration of the Severance Period, Dr. Shealy will also be eligible to participate in our benefit plans or programs, provided Dr. Shealy was participating in such plan or program immediately prior to the date of employment termination, to the extent permitted under the terms of such plan or program (collectively, the “Termination Benefits”). If Dr. Shealy’s employment is terminated during the term by the Company for Cause, by Dr. Shealy for any reason other than Good Reason or due to his death, then he will not be entitled to receive the Termination Benefits, and shall only be entitled to the compensation and benefits that shall have accrued as of the date of such termination (other than with respect to certain benefits that may be available to Dr. Shealy as a result of a Permanent Disability (as defined in his employment agreement)).

David Aichele

David Aichele serves as the Vice President of Business Development pursuant to an offer letter dated May 12, 2017. Pursuant to the offer letter, Mr. Aichele is eligible to receive an annual cash bonus of up to 50% of his base salary if certain operational, financial, or other milestones determined by the Board, in its sole discretion, have been satisfied, and is eligible to participate in the 2018 Plan.

Mr. Aichele’s salary is subject to increase or decrease annually as determined by our Board of Directors. The Board of Directors increased Mr. Aichele’s annual salary to $230,000, effective August 8, 2020, to $241,500 effective August 9, 2021, and to $250,001 effective August 7, 2022.

Rohan Houlden

The Company did not enter into an employment agreement with Mr. Houlden during his time as an employee. As of June 30, 2020, Mr. Houlden’s annual base salary was $165,000 and he is eligible to receive an annual cash bonus of up to 50% of his base salary if certain operational, financial, or other milestones determined by the Board, in its sole discretion, have been satisfied, and he remains an independent contractor at the time of the bonus payment. The Board increased Mr. Houlden’s annual salary to $220,000, effective August 8, 2020, and to $228,800, effective August 9, 2021.

Kenneth Boller

Kenneth Boller serves as the Chief Financial Officer pursuant to an offer letter dated December 13, 2017, when Mr. Boller joined the Company as its Corporate Controller. Pursuant to the offer letter and subsequent compensation adjustments by the Company, Mr. Boller is eligible to receive an annual cash bonus of up to 50% of his base salary if certain operational, financial, or other milestones determined by the Board, in its sole discretion, have been satisfied, and is eligible to participate in the 2018 Plan.

Mr. Boller’s salary is subject to increase or decrease annually as determined by our Board or its Compensation Committee. The Board increased Mr. Boller’s annual salary to $174,000 effective August 8, 2020, to $180,691 effective August 9, 2021, to $225,000 effective February 7, 2022, and to $240,075 effective August 7, 2022.

Change in Control Arrangements

2015 Plan

In the event of a merger or change in control of the Company, the treatment of each outstanding award granted under the 2015 Plan will be determined by the administrator of the 2015 Plan, including whether each such award will be assumed or an equivalent option or right substituted by the successor corporation. The administrator will not be required to treat all awards similarly in the transaction. In the event that the successor corporation does not assume or substitute the awards, all restrictions on the awards will lapse.

2016 Plan

Under the terms of the 2016 Plan, the following provisions will apply in the event of a change of control (except to the extent, if any, otherwise required under Code Section 409A):

●	To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which the Company is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the 2016 Plan (as determined by the administrator of the 2016 Plan), any restrictions will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award.

●	In addition, in the event that an award is substituted, assumed or continued, the award will become vested in full and any restrictions will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award, if the employment or service of the participant is terminated within two years after the effective date of a change of control if such termination of employment or service (i) is by the Company without cause or (ii) is by the participant for good reason.

●	Further, if a named executive officer has entered into an employment agreement or other similar arrangement as of the effective date of the 2016 Plan, the officer is entitled to the greater of the benefits provided upon a change of control of the Company under the 2016 Plan or the respective employment agreement or other similar arrangement as in effect on the 2016 Plan’s effective date, and such employment agreement or other similar arrangement will not be construed to reduce in any way the benefits otherwise provided to the officer upon a change of control as defined in the 2016 Plan.

2018 Plan

Under the terms of the 2018 Plan, the following provisions will apply in the event of a change of control (except to the extent, if any, otherwise required under Code Section 409A):

●	To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which the Company is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the 2018 Plan (as determined by the Administrator), (i) all outstanding options and SARs will become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance).

●	In addition, in the event that an award is substituted, assumed or continued, the award will become vested (and, in the case of options and SARs, exercisable) in full and any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any outstanding award will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance), if the employment or service of the participant is terminated within two years after the effective date of a change of control if such termination of employment or service (i) is by the Company without cause or (ii) is by the participant for good reason.

●	Further, if a participant has entered into an employment agreement or other similar arrangement as of the effective date of the Plan, the participant is entitled to the greater of the benefits provided upon a change of control of the Company under the Plan or the respective employment agreement or other similar arrangement as in effect on the Plan’s effective date, and such employment agreement or other similar arrangement will not be construed to reduce in any way the benefits otherwise provided to a participant upon a change of control as defined in the Plan.

Director Compensation

The Company adopted a Director Compensation Program effective as of the 2017 annual meeting that applied to compensation paid to the Company’s non-employee directors during the fiscal year ended June 30, 2022 (the “Former Director Compensation Program”). The Former Director Compensation Program provided for received annual grants of nonqualified stock awards and/or restricted stock unit (“RSU”) awards. Effective August 11, 2022, the Company adopted a new Director Compensation Program, which maintained the dollar amounts of awards set forth in the Former Director Compensation Program but allows for directors to elect to receive 25% of the awards in cash. The majority of director compensation being paid in the form of equity is reflective of the entrepreneurial spirit that the Company believes is indicative of the Board. Under the Former Director Compensation Program, the total value of each non-employee director’s annual equity award was as follows: $140,000 for service on the Board; $50,000 for service as chair of the board; $10,000 for service on the Audit Committee (or $20,000 for serving as the chair of such committee); $6,500 for service on the Compensation Committee or the Technology Committee (or $11,000 for serving as the chair of either such committee); $5,000 for service on the Nominating Committee (or $10,000 for serving as the chair of such committee); $6,500 for service on the IT Governance Committee (or $11,000 for serving as the chair of such committee); and $35,000 for service on the Strategic Development Committee (the same amount for the chair and committee members). Annual equity awards are granted on the date of the Company’s annual stockholders’ meeting. Awards vest on the first anniversary of the grant date, subject to the director’s continued service and such other terms as found in the applicable equity compensation plan and relevant award agreement. The base number of shares of Common Stock subject to each annual equity award equals (i) the award value (as calculated above), divided by (ii) the 30-day average of the closing price of the Common Stock as reported on Nasdaq measured as of the date that is one week prior to the date of the annual meeting of stockholders. Any director joining the Board or a committee thereof mid-year receives a pro-rated annual equity award based representing the remaining months of service in the year (rounded up to the nearest full month).

Directors who are also employees of the Company are not paid for their service as directors.

The table below summarizes all compensation received by each of the Company’s non-employee directors for services as a director performed during the fiscal year ended June 30, 2022.

Name	Stock Awards ($)	Options Awards ($)	Total ($)

Arthur E. Geiss (1)	169,890	--	169,890

Jerry D. Neal (2)	205,920	--	205,920

Steven P. DenBaars (3)	125,273	--	125,273

Jeffrey K. McMahon (4)	131,820	--	131,820

Suzanne B. Rudy (5)	169,073	--	169,073

J. Michael McGuire (6)	127,725	--	127,725

(1)	Mr. Geiss received an award of 22,652 RSUs on October 28, 2021 immediately following the 2021 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation of such securities is based on a closing bid price for Common Stock of $7.50 on the grant date.

(2)	Dr. Neal received an award of 27,456 RSUs on October 28, 2021 immediately following the 2021 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation of such securities is based on a closing bid price for Common Stock of $7.50 on the grant date.

(3)	Mr. DenBaars received an award of 16,703 RSUs on October 28, 2021 immediately following the 2021 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation of such securities is based on a closing bid price for Common Stock of $7.50 on the grant date.

(4)	Mr. McMahon received an award of 17,576 RSUs on October 28, 2021 immediately following the 2021 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation of such securities is based on a closing bid price for Common Stock of $7.50 on the grant date.

(5)	Ms. Rudy received an award of 22,543 RSUs on October 28, 2021 immediately following the 2021 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation of such securities is based on a closing bid price for Common Stock of $7.50 on the grant date.

(6)	Mr. McGuire received an award of 17,030 RSUs on October 28, 2021 immediately following the 2021 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation of such securities is based on a closing bid price for Common Stock of $7.50 on the grant date.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal 2 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement as required by Section 14A of the Exchange Act.

Our executive compensation program, as described in detail under the heading “Compensation and Other Information Concerning our Executive Officers and Directors – Executive Compensation”, is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the “Compensation and Other Information Concerning our Executive Officers and Directors – Executive Compensation” section beginning on page 13 for additional details about our executive compensation programs, including information about the fiscal 2022 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, objectives and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders, is hereby APPROVED.”

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements. We currently ask our stockholders to approve the compensation of our named executive officers, on a non-binding, advisory basis, every year.

Vote Required for Approval

The affirmative vote of the stockholders present in person or represented by proxy at the Annual Meeting holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon is required to approve the foregoing resolution.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers.

PROPOSAL 3

APPROVAL OF POTENTIAL ISSUANCE OF SHARES IN RESPECT OF THE 2027 NOTES

The discussion of the 2027 Notes and the holders thereof as set forth in this proxy statement is qualified in its entirety by reference to the Indenture and the form of 6.0% Convertible Senior Notes due 2027 attached thereto, which set forth the terms, conditions and rights of the 2027 Notes and holders thereof, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 10, 2022 and is hereby incorporated by reference into this proxy statement. We encourage you to read the Indenture and form of 6.0% Convertible Senior Notes due 2027 carefully and, in their entirety, as they are the legal documents that govern the 2027 Notes.

The Proposal

The stockholders of the Company are being asked to approve, as required by the Listing Rule, additional shares of the Company’s Common Stock in respect of the 2027 Notes exceeding 19.99% of the number of shares of Common Stock outstanding at the time of the issuance of the 2027 Notes, including upon the conversion of the 2027 Notes, upon payment of interest thereon, and upon certain make-whole payments.

Background

On June 9, 2022, the Company sold an aggregate principal amount of $44,000,000 of the 2027 Notes (the “Offering”) guaranteed by its wholly-owned subsidiary, Akoustis, Inc. (the “Guarantor”), to certain “qualified institutional buyers”, as defined in Rule 144A under the Securities Act of 1933, as amended. The Company issued the 2027 Notes pursuant to an indenture, dated as of June 9, 2022, among the Company, the Guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The 2027 Notes are guaranteed on a senior unsecured basis by the Guarantor.

The 2027 Notes accrue interest at the rate of 6.0% per annum until maturity on June 15, 2027 (the “Maturity Date”). Interest is payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2022. At the Company’s option, interest may be paid in cash and/or freely tradable shares of the Company’s common stock, subject to certain limitations, valued at 95% of the volume weighted average price of the common stock for the ten trading days ending on and including the trading day immediately preceding the interest payment date.  The 2027 Notes will mature on the Maturity Date unless earlier redeemed or converted.

The net proceeds from the Offering were approximately $43.7 million. The Company is not required by the Indenture to use the proceeds from the Offering for any particular purpose.

The 2027 Notes are redeemable by the Company beginning on June 9, 2023 at a redemption price payable in cash equal to 100% of the principal amount plus accrued and unpaid interest on such principal up to the redemption date. The 2027 Notes will become subject to the Company’s right to redeem as follows: (i) on or after June 9, 2023, up to one-third of the aggregate principal amount of the 2027 Notes initially issued; (ii) on or after June 9, 2024, up to two-thirds of the aggregate principal amount of the 2027 Notes initially issued; and (iii) on or after June 9, 2025, up to 100% of the aggregate principal amount of the 2027 Notes initially issued; provided, that at any time the Company exercises the redemption right, (1) the closing sale price per share of Common Stock is greater than 150% of the then-effective conversion price for each of 20 consecutive days of the 30 consecutive trading day period immediately preceding the Company’s redemption notice and (2) a registration statement registering the resale of all shares of Common Stock into which the principal amount of the 2027 Notes is convertible and all shares of Common Stock issuable as interest or as Interest Make-Whole Payments (as defined below) upon conversion or redemption of any 2027 Notes is effective and a current prospectus related thereto remains available throughout the period from the date the redemption notice is delivered to the holders to and including the redemption date.

On or after December 9, 2022, holders of the 2027 Notes may convert all or any portion of their 2027 Notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding the Maturity Date. If any 2027 Notes are converted prior to June 9, 2025 (the “Interest Make-Whole Date”), the Company will make a payment to the holder of such 2027 Notes equal to the sum of the remaining scheduled payments of interest that would have been made on the 2027 Notes to be converted had such 2027 Notes remained outstanding from the conversion date through and including the Interest Make-Whole Date (the “Interest Make-Whole Payment”). The Company will have the option to pay such Interest Make-Whole Payment in cash and/or Common Stock, subject to certain limitations, valued at 95% of the volume weighted average price of the Common Stock for the ten trading days ending on and including the trading day immediately preceding the redemption date. The 2027 Notes are convertible at an initial conversion rate of 212.3142 shares of Common Stock per $1,000 principal amount of 2027 Notes, which is equivalent to an initial conversion price per share of Common Stock of $4.71. The conversion rate and the corresponding conversion price are subject to adjustment in certain circumstances as provided in the Indenture.

If the Company undergoes a “qualifying fundamental change,” as defined in the Indenture, under certain circumstances holders who convert their 2027 Notes in connection with such a qualifying fundamental change will be entitled to receive, at each holder’s option, either (i) a “qualifying fundamental change payment” with respect to such converted 2027 Notes based on a make-whole table set forth in the Indenture, or (ii) if greater, the amount of any Interest Make-Whole Payment due in respect of the converted 2027 Notes. Subject to certain limitations, qualifying fundamental change payments will be made all in shares of Common Stock unless the Company gives written notice to the 2027 Note holders that it intends to make such payments either all or partially in cash. For purposes of determining any cash payment to be made in respect of a qualifying fundamental change payment, each share of common stock will be valued at 95% of the “stock price” (as described below under “Potential Increases in Common Stock Issuable Upon Conversion of the 2027 Notes”).

The Indenture provides for customary events of default, including the failure to make interest or principal payments or to comply with certain covenants. In the case of an event of default with respect to the 2027 Notes arising from specified defaults relating to bankruptcy laws, all outstanding 2027 Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the 2027 Notes under the Indenture occurs or is continuing, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding 2027 Notes may declare the principal amount of the 2027 Notes to be immediately due and payable.

The Company and the trustee may amend or supplement the Indenture and the 2027 Notes with the consent of the majority holders voting as a single class, any existing default or event of default (other than in the payment of the principal of, premium, if any, interest or any other amounts due on the 2027 Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture and the 2027 Notes may be waived with the consent of the majority holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the 2027 Notes), subject to certain conditions.

Reasons for the Proposal

As a result of being listed for trading on the Nasdaq Capital Market, issuances of Common Stock are subject to the Nasdaq Stock Market Rules, including the Listing Rule. The Listing Rule requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of Common Stock (or securities, which includes debt instruments, convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the “Minimum Price,” defined as the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities. Although the initial conversion price of the Notes is greater than the Nasdaq Minimum Price, the conversion price is subject to adjustment and the Company may issue shares of Common Stock in respect of interest payments and upon certain make-whole payments such that the effective conversion price may decrease below such Minimum Price.

If we are limited in our ability to issue shares in respect of the 2027 Notes, we will have less flexibility in satisfying our obligations in respect of the 2027 Notes and the Indenture, and we may not be able to issue shares of Common Stock as payment of interest, interest make-whole payments or qualifying fundamental change payments, as is otherwise permissible under the Indenture. Accordingly, we are requesting in this Proposal 3 that our stockholders approve, as required by the Listing Rule, the issuance of shares of Common Stock in respect of the 2027 Notes exceeding 19.99% of the number of shares of Common Stock outstanding at the time of the issuance of the 2027 Notes.

Potential Adverse Effects — Dilution and Impact on Existing Stockholders

The issuance of shares of Common Stock upon conversion of the 2027 Notes could have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of Common Stock issuable in respect of the 2027 Notes. This means also that our current stockholders would have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the shares of Common Stock in respect of the 2027 Notes could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

Potential Increases in Common Stock Issuable Upon Conversion of the 2027 Notes

Under the Indenture, the conversion rate of the 2027 Notes is subject to adjustment upon the occurrence of certain actions taken by the Company. These include (i) issuing shares of Common Stock or cash as a dividend or distribution to the Company’s stockholders; (ii) effecting a share split or share combination; (iii) distributing rights, options or warrants (other than pursuant to a stockholder rights plan) to the Company’s stockholders entitling them to subscribe for or purchase shares of Common Stock for less than the average public trading price, as calculated in the indenture; (iv) engaging in a tender offer for shares of Common Stock to the extent that the tender offer exceeds the average of the last reported sales price of our Common Stock.

If a qualifying fundamental change (as defined in the Indenture), including a group becoming the beneficial owner of more than 50% of the voting power of Common Stock, the consummation of any recapitalization, share exchange, consolidation or merger, or a transaction of all or substantially all of the Company’s assets, occurs before the maturity date of the 2027 Notes and a holder elects to convert its notes in connection with such qualifying fundamental change, the Company will, under certain circumstances, increase the conversion rate by an additional number of shares of Common Stock (“qualifying fundamental change additional shares”). The number of qualifying fundamental change additional shares will be determined by reference to the table below, based on the effective date of the qualifying fundamental change and the price paid per share of common stock in the qualifying fundamental change (the “stock price”). The number of qualifying fundamental change additional shares set forth in the below table shall be adjusted in the same manner as and as of any date on which the conversion rate of the 2027 Notes is adjusted pursuant to the Indenture. The stock prices set forth in the first row of the table below (i.e., the column headers) shall be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the conversion rate immediately prior to the adjustment and the denominator of which shall be the conversion rate as so adjusted.

	Stock Price
Effective Date	$4.00	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00
June 9, 2022	38.14	26.22	18.02	12.39	8.52	5.86	4.03	2.77	5.69	4.83	4.10	3.49	2.96	2.51	2.12	1.79	1.49
June 15, 2023	38.14	24.91	17.12	11.77	8.09	5.56	3.83	2.63	4.20	3.57	3.04	2.59	2.20	1.87	1.58	1.32	1.10
June 15, 2024	38.14	23.66	16.27	11.18	7.69	5.29	3.63	2.50	2.37	2.03	1.74	1.49	1.27	1.08	0.92	0.77	0.64
June 15, 2025	38.14	22.48	15.45	10.62	7.30	5.02	3.45	2.37	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2026	38.14	21.35	14.68	10.09	6.94	4.77	3.28	2.25	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2027	38.14	20.29	13.95	9.59	6.59	4.53	3.12	2.14	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

If the exact stock price is between two stock prices listed in the table above or if the exact effective date of such qualifying fundamental change is between two effective dates listed in the table above, then the number of qualifying fundamental change additional shares by which the conversion rate shall be increased shall be determined by a straight-line interpolation between the number of qualifying fundamental change additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year.

If the exact stock price is greater than $20.00 per share (subject to adjustment in the same manner and at the same time as the stock prices listed in the table above), then the conversion rate shall not be increased. If the exact stock price is less than $4.00 per share (subject to adjustment in the same manner and at the same time as the stock prices listed in the table above), then the conversion rate shall not be increased.

Notwithstanding the foregoing, if a holder of 2027 Notes converted in connection with a qualifying fundamental change is entitled to a qualifying fundamental change payment, then the holder of such converted 2027 Notes shall be entitled to receive the greater of the interest make-whole payment and such qualifying fundamental change payment, but not both, with respect to such converted 2027 Notes.

Vote Required for Approval

The affirmative vote of a majority of the votes cast for Proposal 3 is required to approve, as required by the Listing Rule, the issuance of shares of Common Stock in respect of the 2027 Notes exceeding 19.99% of the number of shares of Common Stock outstanding at the time of the issuance of the 2027 Notes.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval, as required by the Listing Rule, of the issuance of shares of Common Stock in respect of the 2027 Notes exceeding 19.99% of the number of shares of Common Stock outstanding at the time of the issuance of the 2027 Notes.

PROPOSAL 4

AMENDMENT TO 2018 STOCK INCENTIVE PLAN

The Board is seeking the approval of our stockholders of an amendment to the 2018 Stock Incentive Plan (as so amended, the “2018 Plan”), which amendment was adopted by the Board on August 26, 2022, subject to stockholder approval (the “2018 Plan Amendment”). As more fully described below, upon approval, the 2018 Plan Amendment would:

●	increase the number of shares of Common Stock authorized for issuance under the 2018 Plan by 6,000,000 shares, from 6,000,000 shares to a total of 12,000,000 shares, subject to adjustment as described below; and

●	increase the number of shares issuable pursuant to incentive stock options (“ISOs”) by the same amount, from 6,000,000 to 12,000,000 shares, with ISOs having the meaning set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), subject to adjustment as described below.

Before the 2018 Plan Amendment may be effective, stockholder approval is required under Nasdaq Listing Rule 5635(c)(5) of the corporate governance rules of The Nasdaq Stock Market.

General

We use equity compensation awards to provide long-term incentive compensation and to attract and retain highly regarded employees and non-employee directors. The Board believes that our equity compensation program is an integral part of our approach to long-term incentive compensation, focused on stockholder return, and our continuing efforts to align stockholder and management interests. We believe that growth in stockholder value depends on, among other things, our continued ability to attract and retain employees, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

The 2018 Plan replaced the Akoustis Technologies, Inc. 2016 Stock Incentive Plan (the “2016 Plan”), the Akoustis Technologies, Inc. 2015 Equity Incentive Plan and the Akoustis, Inc. 2014 Stock Plan (collectively, the “Prior Plans”). The 2018 Plan was previously amended in 2019 to increase the number of shares of Common Stock authorized for issuance thereunder by 3,000,000 shares.

As of September 9, 2022, we had 6,000,000 shares authorized for issuance under the 2018 Plan and, after taking into account shares previously issued or covered by outstanding awards, there were 111,026 shares available for future grants under the 2018 Plan, assuming the maximum number of shares issuable for the achievement of performance based awards are issued. Under the proposed 2018 Plan Amendment, the aggregate number of shares authorized for issuance would be increased by 6,000,000 shares to a total of 12,000,000 shares, subject to adjustment as described below, and this would increase the total number of shares available for future grants under the 2018 Plan to 6,111,026 as of such date, subject to adjustment as described below. The 2018 Plan currently provides that 6,000,000 of the shares authorized under the plan may be issued pursuant to ISOs. Under the 2018 Plan, as amended by the proposed 2018 Plan Amendment, the aggregate number of shares authorized that may be issued pursuant to ISOs would be increased to 12,000,000 shares, subject to adjustment as described below.

Reasons for the Amendment

Historically, long-term equity compensation has played an important part of our compensation strategy. We believe long-term equity compensation furthers our compensation objectives of aligning the interests of our officers, directors and employees with those of our stockholders, encouraging long-term performance and rewarding award recipients for creating stockholder value. We believe the 111,026 shares remaining for future grants under the 2018 Plan as of September 9, 2022 is insufficient for us to maintain our current equity compensation strategy through the end of fiscal 2024. We believe that the adoption of the 2018 Plan Amendment will provide us with a sufficient number of shares available for issuance to last through the end of fiscal 2024.

Material Features of the 2018 Plan, as Amended by the 2018 Plan Amendment

The principal features of the 2018 Plan are summarized below. The following summary of the 2018 Plan does not purport to be a complete description of all of the provisions of the 2018 Plan and is qualified in its entirety by reference to the complete text of the 2018 Plan. The proposed changes to the 2018 Plan as a result of the 2018 Plan Amendment are set forth in Appendix B.

Share Limitations

The maximum number of shares of Common Stock that we may issue or deliver pursuant to awards granted under the 2018 Plan will be 12,000,000 shares, plus any shares subject to an award granted under the Prior Plans that are forfeited, cancelled, terminated, expire or lapse for any reason without the issuance of shares or pursuant to which such shares are forfeited or reacquired by the Company. Since the effective date of the 2018 Plan, no further awards have been granted under the 2016 Plan although awards under the 2016 Plan and the other Prior Plans that are outstanding will continue in accordance with their terms. If the proposed 2018 Plan Amendment is approved, the maximum number of shares of Common Stock that we may issue pursuant to incentive stock options under the 2018 Plan would be increased by 6,000,000 shares to a total of 12,000,000 shares, subject to adjustment as described below.

For purposes of determining the number of shares of Common Stock to be counted against the maximum share limits described above, each share of Common Stock subject to an award will be counted against the limit as one share. In addition, the following shares will be counted against the limits described above and will not be available for re-issuance: (i) shares withheld from an award or delivered by a participant to satisfy tax withholding requirements for awards; (ii) shares not issued or delivered as a result of the net settlement of an outstanding award; (iii) shares withheld or delivered to pay the exercise price related to an outstanding award; and (iv) shares repurchased on the open market with the proceeds of the exercise price.

In calculating the 2018 Plan share limitations described above, the following shares will not be included: (i) shares subject to an award (or any portion of an award) that is canceled, terminates, expires, is forfeited or lapses for any reason; (ii) awards settled in cash; (iii) dividends, including dividends paid in shares and dividend equivalents paid in cash in connection with outstanding awards; and (iv) any shares subject to an award other than an option or SAR that are not issued for any reason, including by reason of failure to achieve performance goals.

Shares issued under the 2018 Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity will not reduce the maximum number of shares available for delivery under the 2018 Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2018 Plan and will not reduce the maximum number of shares available under the 2018 Plan, subject to applicable stock exchange listing requirements, if any.

If there is any change in the outstanding shares of Common Stock because of a merger, change in control, consolidation, recapitalization or reorganization involving the Company, or if the Board declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, other distribution (other than ordinary or regular cash dividends) or combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number and type of shares reserved for issuance under the 2018 Plan will be correspondingly adjusted, and the Administrator (as defined below) will make such adjustments to awards (such as the number and type of shares subject to an award, the exercise price of an award and any performance goals) or to any provisions of the 2018 Plan as the Administrator deems equitable to prevent dilution or enlargement of awards or as may otherwise be advisable.

On the Record Date, the closing sales price of our Common Stock as reported on the Nasdaq under the symbol AKTS was $    per share.

Non-Employee Directors Award Limitation

The 2018 Plan limits awards to non-employee directors. The maximum number of shares that may be subject to awards granted to any non-employee director in any 12-month period is 200,000 (or the equivalent value of such shares based on the fair market value per share of Common Stock on the date of grant of such an award), provided that any director cash retainer fees or other fees that are settled in shares of Common Stock will not be subject to this limitation.

Purpose and Eligibility; Term

The purposes of the 2018 Plan are to encourage and enable selected employees, non-employee directors and consultants of the Company and its affiliates to acquire or increase their holdings of our Common Stock and other equity-based interests in the Company and/or to provide other incentive awards in order to promote a closer identification of their interests with those of the Company and our stockholders. The 2018 Plan is also intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of our operation largely depends.

The effective date of the 2018 Plan was November 15, 2018, and awards may be granted under the 2018 Plan until the tenth anniversary of that date (i.e., November 15, 2028) or any earlier termination date set by the Board.

The 2018 Plan’s purposes will be carried out by the granting of awards to selected participants. Awards may be granted to selected (i) employees of the Company or our affiliates (ii) non-employee directors of the Board and (iii) consultants in the discretion of the Administrator (as defined below under “Administration; Amendment and Termination”). As of the Record Date, 199 employees (including 3 executive officers), 6 non-employee directors and 6 consultants were eligible to participate in the 2018 Plan.

The types of awards authorized under the 2018 Plan include: stock options in the form of ISOs and/or nonqualified options; stock appreciation rights (“SARs”) in the form of freestanding SARs and/or SARs related to a stock option; restricted awards in the form of restricted stock awards, restricted stock units (or “RSUs”) and/or deferred stock units; performance awards in the form of performance shares and/or performance units; other stock-based awards; and/or dividend equivalent awards. We discuss the material terms of each type of award below under “Types of Awards.”

Administration; Amendment and Termination

The 2018 Plan may be administered by the Board or, upon its delegation, by the Compensation Committee (or a subcommittee thereof), or such other committee of the Board. As a matter of practice, the Compensation Committee administers the 2018 Plan, following Board delegation, subject to Board oversight. Each member of the Compensation Committee is intended to be independent. The Board and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”

Subject to the terms of the 2018 Plan, the Administrator’s authority includes but is not limited to the authority to:

●	determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award;

●	prescribe the form(s) of award agreements under the 2018 Plan;

●	establish, amend and rescind rules and regulations for the administration of the 2018 Plan;

●	correct any defect, supply any omission or reconcile any inconsistency in the 2018 Plan or in any award or award agreement; and

●	construe and interpret the 2018 Plan, awards and award agreements made under the 2018 Plan, interpret rules and regulations for administering the 2018 Plan and make all other determinations deemed necessary or advisable for administering the 2018 Plan.

Subject to applicable laws, the Board may delegate authority (within specified parameters) to one or more officers (or a special committee of the Board consisting of one or more directors who are also officers of the Company) to grant awards, and to make other determinations under the 2018 Plan with respect to such awards to participants who are not directors or officers subject to Section 16 under the Exchange Act.

The 2018 Plan and awards made under the 2018 Plan may be amended, altered, suspended and/or terminated at any time by the Board (or the Administrator, with respect to awards). Stockholder approval is required for any amendment to the 2018 Plan if required by applicable laws, rules or regulations, and an amendment, alteration, suspension and/or termination of an award generally may not materially adversely affect the rights of a participant without the participant’s consent. The Administrator also has unilateral authority to amend the 2018 Plan and any award to the extent necessary to comply with applicable laws, rules or regulations. The Administrator may also adjust awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits under the 2018 Plan or to comply with applicable accounting principles or applicable laws, rules or regulations.

No Repricing of Options or SARs

Stockholder approval is required to take any action with respect to option or SAR “repricing,” that is (i) amending the terms of outstanding options or SARs to reduce the exercise price (ii) exchanging outstanding options or SARs for cash, options or SARs with an exercise price that is less than the exercise price of the original option or SAR or for other equity awards at a time when the original option or SAR has an exercise price above the fair market value of our Common Stock or (iii) taking other action that would be treated as a repricing under any applicable stock exchange rules, in each case other than an adjustment described above.

Minimum Vesting Requirements

Awards granted under the 2018 Plan are generally subject to a minimum vesting period of one year. However, the Administrator may provide for acceleration of vesting of all or a portion of an award in the event of the participant’s death, disability (as defined in the 2018 Plan) or retirement (as defined in the 2018 Plan) or, under certain circumstances, upon a change of control (as defined in the 2018 Plan) of the Company. In addition, the Administrator may grant awards without a minimum vesting period or may accelerate the vesting of all or a portion of an outstanding award for any reason, but only with respect to awards for no more than an aggregate of 5% of the total number of authorized shares under the 2018 Plan. The 2018 Plan also permits the grant of awards to participants that have different vesting terms in the case of awards that are substituted for other equity awards in connection with mergers or similar transactions, awards granted as an inducement to be employed by the Company or awards granted to replace forfeited awards from a former employer or in exchange for foregone cash compensation. Employee awards granted under the 2018 Plan also generally have multi-year vesting periods.

Types of Awards

A summary of the material terms of the types of awards authorized under the 2018 Plan is provided below.

Options. Options granted under the 2018 Plan may be ISOs or nonqualified options. ISOs may only be granted to our employees. The Administrator will determine the exercise price for options. The exercise price may be no less than 100% of the fair market value per share of our Common Stock on the date the option is granted, or 110% of the fair market value with respect to ISOs granted to an employee who owns more than 10% of the total combined voting power of all classes of our stock (except for certain options assumed or substituted in a merger or other transaction where the exercise price is adjusted in accordance with applicable tax regulations). The exercise price is payable in cash or cash equivalent, and except where prohibited by the Administrator or applicable law, by delivery of shares of our Common Stock owned by the participant, withholding of shares upon exercise of the option, delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price (so long as a public market exists at the time of exercise) or by such other payment methods as may be approved by the Administrator and which are acceptable under applicable law (or any combination of these methods).

The Administrator will determine the term and conditions of an option, the period or periods during which a participant may exercise an option and any conditions on the ability of a participant to exercise an option. The option period may not exceed 10 years, or five years with respect to ISOs granted to an employee who owns more than 10% of the total combined voting power of all classes of our stock, if any. Options are generally subject to certain restrictions on exercise if the participant terminates employment or service, unless an award agreement provides otherwise.

Stock Appreciation Rights. SARs may be granted in the form of “related SARs” or freestanding SARs. A related SAR is granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of Common Stock subject to the related option, and a freestanding SAR is an SAR that is not granted in tandem with an option. The holder of an SAR is entitled to receive consideration equal to the excess, if any, of the fair market value of a share of our Common Stock on the date of exercise over the exercise price per share of such SAR, multiplied by the number of SARs being exercised. This consideration may be paid in cash, shares of Common Stock (valued at fair market value on the date of the SAR exercise) or a combination of cash and shares of Common Stock, as determined by the Administrator. The exercise price may be no less than 100% of the fair market value per share of our Common Stock on the date the SAR is granted (except for certain SARs assumed or substituted in a merger or other transaction where the exercise price is adjusted in accordance with applicable tax regulations).

SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. An SAR may not be exercised more than 10 years after it was granted, or such shorter period as may apply to the related options in the case of related SARs.

Restricted Awards. Restricted awards may be in the form of restricted stock awards, RSUs and/or deferred stock units that are subject to certain vesting conditions. Restricted stock awards are payable in shares of Common Stock. Restricted stock units and deferred stock units may be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the 2018 Plan and at the discretion of the Administrator.

Subject to the 2018 Plan terms, the Administrator will determine the restriction period and vesting conditions applicable to any restricted award. Vesting conditions may include payment of a specified purchase price, attainment of performance objectives, continued service or employment for a certain period of time, retirement, disability, death or other termination of employment or service or any combination of conditions. Performance measures may vary between participants and will be based upon such performance factors or criteria as the Administrator determines, including any of the performance factors or criteria described below under “Performance Awards”.

The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to establish and interpret the terms and conditions of restricted awards.

Performance Awards. Performance awards may be in the form of performance shares and/or performance units. Performance shares are granted with reference to a specified number of shares of our Common Stock and entitle the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator). An award of a performance unit is a grant in an amount determined by the Administrator that gives the holder the opportunity to receive shares of Common Stock, a cash payment or combination of Common Stock and cash (as determined by the Administrator).

Subject to the 2018 Plan terms, the Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned. These conditions may include payment of a specified purchase price, attainment of performance objectives, continued service or employment for a certain period of time or a combination of such conditions or other conditions. Performance measures may vary between participants and will be based upon such performance factors or criteria as the Administrator determines. The number of shares that vest under a performance award may be based on the degree to which a performance factor is met.

The Administrator has authority to determine whether and to what degree performance awards have been earned and are payable, as well as to interpret the terms and conditions of performance awards.

For performance awards, as well as performance-based restricted awards, the Administrator may select any performance factors or criteria as it may deem appropriate, which may include (without limitation) any of the following: (i) cash flow; (ii) return on equity; (iii) return on assets; (iv) earnings per share; (v) operations expense efficiency milestones; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) pre-tax income; (x) book value per share; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability including of an identifiable business unit or service offering; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total shareholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) working capital; (xxii) economic wealth created; (xxiii) strategic business criteria; (xxiv) efficiency ratio(s); (xxv) operating ratio(s); (xxvi) achievement of division, group, function or corporate financial, strategic or operational goals; (xxvii) gross margins; (xxviii) product productions or shipments; and (xxix) comparisons with stock market indices or performance metrics of peer companies.

Other Stock-Based Awards. The Administrator may grant other stock-based awards, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or awards for shares of Common Stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary or other compensation, awards granted with vesting or performance conditions and/or awards granted without being subject to vesting (subject to the minimum vesting requirements summarized above) or performance conditions. The Administrator will determine the number of shares of Common Stock to be awarded to a participant under (or otherwise related to) such other stock-based awards, whether such awards may be settled in cash or shares of Common Stock, other securities or any other form of property (or a combination of such forms of consideration), and the other terms and conditions of such awards.

Dividends and Dividend Equivalents. The Administrator may provide that awards (other than options and SARs) earn dividends or dividend equivalents. However, dividends and dividend equivalents, if any, on unearned or unvested awards (time-vesting or performance-vesting) may not be paid (even if accrued) unless and until the underlying award has vested and/or been earned.

Change of Control

Under the terms of the 2018 Plan, the following provisions will apply in the event of a change of control (except to the extent, if any, otherwise required under Code Section 409A):

●	To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which the Company is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as such award (as determined by the Administrator), (i) all outstanding options and SARs will become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance).

●	In addition, in the event that an award is substituted, assumed or continued, the award will become vested (and, in the case of options and SARs, exercisable) in full and any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any outstanding award will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance), if the employment or service of the participant is terminated within two years after the effective date of a change of control if such termination of employment or service (i) is by the Company without cause (as defined in the 2018 Plan) or (ii) is by the participant for good reason (as defined in the 2018 Plan).

●	Further, if a participant has entered into an employment agreement or other similar arrangement as of the effective date of the 2018 Plan, the participant is entitled to the greater of the benefits provided upon a change of control of the Company under the 2018 Plan or the respective employment agreement or other similar arrangement as in effect on the 2018 Plan’s effective date, and such employment agreement or other similar arrangement will not be construed to reduce in any way the benefits otherwise provided to a participant upon a change of control as defined in the 2018 Plan.

Transferability

ISOs are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Code Section 422 and related regulations. Awards other than ISOs are generally not transferable other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended.

Termination of Employment or Service

If a participant’s employment or service is terminated for any reason, the Administrator will determine the extent, if any, to which a participant may have the right to exercise or vest in his or her awards following termination. These rights, if any, generally will be stated in the participant’s award agreement. Unless otherwise determined by the Administrator or provided in an award agreement, all or any part of an award that has not vested or been earned will be forfeited immediately upon a termination of the participant’s employment or service for any reason.

Forfeiture, Recoupment and Stock Retention

The Administrator may, at any time (during or following termination of employment or service for any reason), determine that a participant’s rights, payments and/or benefits with respect to an award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an award) will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any other conditions applicable to an award. Such events may include, but will not be limited to, termination of employment for cause, violation of policies of the Company or an affiliate, breach of non-solicitation, non-competition, confidentiality, non-disparagement or other covenants, other conduct by the participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by applicable law. In addition, as a condition to the grant of an award or receipt or retention of shares of Common Stock, cash or any other benefit under the 2018 Plan, (i) the Administrator may, at any time, require that a participant comply with any compensation recovery (or “clawback”), stock ownership, stock retention or other policies or guidelines adopted by the Company or an affiliate, each as in effect from time to time and to the extent applicable to the Participant, and (ii) each participant will be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under applicable law.

Indemnification

No member of the Administrator or its agents, as applicable, will be liable while acting as Administrator for any action or determination made in good faith with respect to the 2018 Plan, an award or an award agreement. Members of the Administrator and officers and employees of the Company or an affiliate to whom authority to act for the Administrator is delegated will be entitled to such indemnification and other rights as may be provided under the Company’s certificate of incorporation, bylaws and/or other instrument and/or pursuant to applicable law.

Withholding

The Company will withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the 2018 Plan, the Company will require any participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to require or permit a recipient to satisfy such obligations in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an award, by delivery to the Company of shares of Common Stock held by the participant (which are fully vested and not subject to any pledge or other security interest) and/or by the Company withholding shares of Common Stock from the shares to which the recipient is otherwise entitled. The number of shares to be withheld or delivered will have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to, but not exceeding (unless otherwise permitted by the Administrator in a manner in accordance with applicable law and applicable accounting principles), the amount of such obligations being satisfied. Such withholding obligations will be subject to such terms and procedures as may be established by the Administrator. The participant will remain responsible at all times for paying any federal, state, foreign and/or local income or employment tax due with respect to any award, and the Company will not be liable for any interest or penalty that a participant incurs by failing to make timely payments of tax or otherwise.

Material Federal Income Tax Consequences

The following is a general, brief summary of the principal federal income tax consequences of certain awards and transactions under the 2018 Plan. The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences, nor does it describe the consequences to any particular participant.

Nonqualified Stock Options and SARs. In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

SARs are treated very similarly to nonqualified stock options for tax purposes. The holder of a SAR will not normally realize any taxable income upon the grant of the SAR. Upon the exercise of a SAR, the person exercising the SAR will realize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise; or (ii) if shares are received upon the exercise of the SAR, the fair market value of such shares as of the exercise date.

ISOs. Options issued and designated as ISOs are intended to qualify for special tax treatment under Code Section 422. Under the provisions of Code Section 422, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an ISO, nor is the Company entitled to any deduction. The exercise of an ISO is also not a taxable event, although the difference between the option price and the fair market value of the option shares on the date of exercise is an item of tax preference for purposes of the alternative minimum tax.

The taxation of gain or loss upon the sale of shares acquired upon exercise of an ISO depends, in part, on whether the shares are held for at least two years from the date the option was granted and at least one year from after the date the shares were transferred to the optionee. If shares issued to an optionee upon the exercise of an ISO are not disposed of prior to satisfying the holding period requirements, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to satisfying the holding period requirements described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Subject to certain exceptions for death or disability, if an optionee exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.

Restricted Stock, RSUs, Deferred Stock Units, Performance Awards and Other Stock-Based Awards. A participant will generally not have taxable income upon the grant of restricted stock, RSUs, deferred stock units, performance awards or other stock-based awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received (less any amount paid by the participant). For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received.

Deductibility of Executive Compensation. We generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including Section 162(m). Under Section 162(m) as amended by the Tax Cuts and Jobs Act, we cannot deduct compensation paid to certain covered employees in a calendar year that exceeds $1 million.

Section 409A. We intend that awards granted under the 2018 Plan will comply with, or otherwise be exempt from, Code Section 409A (to the extent applicable), but we make no representations to that effect.

New Plan Benefits

The granting of awards under the 2018 Plan is discretionary. As such, except as described below, the number, value or type of awards to be granted in the future for any individual or group of individuals cannot be determined. The equity grant program for our non-employee directors is described under the Director Compensation section in this Proxy Statement.

On August 12, 2022, the Compensation Committee approved the award of an aggregate of 326,000 RSUs (the “Proposed RSUs”) to certain employees subject to stockholder approval of this Proposal 4. If this proposal is approved, the Proposed RSUs will be granted following the Annual Meeting in accordance with the Company’s grant date policy. The Proposed RSUs will vest in five equal annual installments beginning on the first anniversary of their grant date. The following table sets forth the number of shares subject to the Proposed RSUs and the market value, as of the Record Date, of such Proposed RSUs:

Name and Position	Dollar value ($)		Number of RSUs
Jeffrey B. Shealy, Chief Executive Officer, Director	$		50,000
David M. Aichele, Executive Vice President of Business Development	$		35,000
Kenneth Boller, Chief Financial Officer	$		25,000
Rohan Houlden, Former Chief Product Officer		‒	‒
All current executive officers as a group	$		110,000
All current directors who are not executive officers as a group	$		‒
All current and former employees, including all current officers who are not executive officers, as a group	$		326,000

2018 Plan Benefits

For each of the individuals and groups indicated, the total number of shares of our Common Stock subject to all stock awards, including options, that have been granted (even if not currently outstanding) under the 2018 Plan since inception through the Record Date, is as follows:

Jeffrey B. Shealy, Chief Executive Officer, Director	420,000
David M. Aichele, Executive Vice President of Business Development	290,000
Kenneth Boller, Chief Financial Officer	246,000
Rohan Houlden, Former Chief Product Officer	210,000
All current executive officers as a group	956,000
All current directors who are not executive officers as a group	647,526
Each nominee for election as a director	1,067,526
Each associate of any director, executive officer or nominee for election as a director;	0
Each other person who received or is to receive 5 percent of such options, warrants or rights; and	0
All current and former employees, including all current officers who are not executive officers, as a group	6,931,271

Vote Required for Approval

The affirmative vote of the stockholders present in person or represented by proxy at the Annual Meeting holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon is required to approve the 2018 Plan Amendment.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval of the 2018 Plan Amendment.

PROPOSAL 5

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

The Board is seeking stockholder approval of an amendment to our Certificate of Incorporation, which would increase the number of authorized shares of Common Stock from 100,000,000 to 125,000,000. The proposed Certificate of Amendment to the Certificate of Incorporation (referred to in this Proposal 5 as the “Certificate of Amendment”) is attached hereto as Appendix B.

The newly authorized shares of Common Stock would have the same rights as the currently outstanding shares of our Common Stock. As of September 9, 2022, 57,227,947 shares of our Common Stock were issued and outstanding, 2,773,835 shares were subject to outstanding restricted stock unit awards, 3,009,139 options to purchase shares of our Common Stock were issued and outstanding under our equity compensation plans, 111,026 shares of our Common Stock were reserved for future issuance under our equity compensation plans, 214,275 shares were reserved for future issuance under our employee stock purchase plan, and 41,103 shares of our Common Stock were reserved for issuance upon the exercise of outstanding stock purchase warrants. Additionally, we may issue up to approximately 13,100,000 shares of our Common Stock to holders of outstanding convertible senior notes upon conversion of such notes or in payment of accrued interest on certain of such notes, or in connection with an interest make-whole payment or as a qualifying fundamental change payment pursuant to the terms of certain of such notes (which amount is subject to increase in the event that stockholders approve Proposal 3). In addition, we may issue additional shares of our Common Stock through our ATM Sales Agreement with Oppenheimer & Co. Inc., Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC. Accordingly, 76,477,325 of the 100,000,000 authorized shares of our Common Stock are currently issued or reserved while 23,522,675 of the authorized shares of our Common Stock remain available for future issuance.

Approval of this Proposal 5 is not contingent on the approval of Proposal 6.

Reasons for the Increase in Authorized Shares

The Board believes that the increase in authorized shares would be beneficial for the following reasons:

●	Ensure that an adequate number of shares are available for potential future corporate purposes. An increase in the number of authorized shares of our Common Stock enables us to have a sufficient number of shares available for a variety of possible future corporate purposes, including but not limited to raising additional capital through future equity transactions and issuance of stock under existing equity compensation plans. However, we have no plans, arrangements, or understandings to issue any of the newly issued authorized shares for any purpose at this time.

●	Enable equity transactions to raise additional capital. The availability of additional shares of our Common Stock will permit us to raise capital through equity transactions. Any such additional capital may be used for a variety of purposes including general corporate and working capital purposes. Except for the $48.0 million of Common Stock remaining available to be sold under our ATM Sales Agreement with Oppenheimer & Co. Inc., Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC, we have no plans, arrangements or understandings for any equity financing transactions at this time.

Implementation of the Authorized Share Increase

Following stockholder approval of this proposal, the authorized share increase would be implemented by our filing the Certificate of Amendment with the Secretary of State of the State of Delaware. However, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Board reserves the right to abandon this proposal and to not file the Certificate of Amendment, even if approved by the stockholders of the Corporation, if the Board, in its discretion, determines that such amendment is no longer advisable and in the best interests of the Corporation or its stockholders.

Vote Required for Approval

The affirmative vote of the stockholders holding a majority of the outstanding stock entitled to vote thereon is required to approve and adopt the Certificate of Amendment.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval and adoption of the Certificate of Amendment as described in this Proposal 5.

PROPOSAL 6

AMENDMENT TO CERTIFICATE OF INCORPORATION TO EXPAND EXCULPATION PROVISION TO LIMIT LIABILITY OF CERTAIN OFFICERS

As part of its continuing review of the elements of our corporate governance standards and practices, the Board of Directors concluded that the current exculpation and liability provisions in Article VI of our Certificate of Incorporation should be updated to, among other things, reflect developing law.

Effective August 1, 2022, Section 102(b)(7) of the General Corporation Laws of Delaware (“DGCL”) was amended to enable a corporation to include in its certificate of incorporation a provision exculpating certain officers from liability for breach of the duty of care in certain actions. Such a provision would not exculpate such officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would such a provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. Under the amendment, the officers who may be exculpated by a 102(b)(7) provision include a person who (i) is the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the corporation at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) is or was identified in the corporation's public filings with the United States Securities and Exchange Commission because such person is or was one of the most highly compensated executive officers of the corporation, or (iii) has consented to services of process in Delaware by written agreement.

Taking into account the narrow class and type of claims that such officers would be exculpated from liability for, the limited number of officers that would be covered by the amendments, and the benefits the Board believed would accrue to the corporation from providing such exculpation, including, without limitation, the ability to attract and retain key Company officers and the potential to reduce litigation costs associated with frivolous lawsuits, the Board of Directors determined that it is advisable and in the best interests of the Company and our stockholders to amend Article VI of our Certificate of Incorporation. The proposed Certificate of Amendment to the Certificate of Incorporation (referred to in this Proposal 6 as the “Certificate of Amendment”) is attached hereto as Appendix C.

Approval of this Proposal 6 is not contingent on the approval of Proposal 5.

Effect of the Amendment

The Board desires to amend the Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DGCL and believes that amending its Certificate of Incorporation to add the authorized liability protection for certain officers, consistent with the protection in the Certificate of Incorporation currently afforded its directors, is necessary in order to continue to attract and retain experienced and qualified officers.

The proposed Certificate of Amendment would allow for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. The Certificate of Amendment would not limit the liability of officers for: any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. Only certain officers may be entitled to exculpation, as set forth above.

Vote Required for Approval

The affirmative vote of the stockholders holding a majority of the outstanding stock entitled to vote thereon is required to approve and adopt the Certificate of Amendment.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the approval and adoption of the Certificate of Amendment to our Certificate of Incorporation to amend Article VI as described in this Proposal 6. The Board of Directors retains the discretion to abandon, and not implement, the aforementioned Certificate of Amendment at any time before it becomes effective.

PROPOSAL 7

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING JUNE 30, 2023

The Board of Directors has retained Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023. In determining that Marcum be retained as the Company’s independent registered public accounting firm, the Board considered whether the provision of non-audit services by Marcum was compatible with maintaining Marcum’s independence and concluded that it was. Even if the engagement of Marcum is ratified, the Board may in its discretion appoint a different independent registered public accounting firm at any time during the year if it determines that such appointment would be in the best interests of the Company and its stockholders.

A representative of Marcum is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Vote Required for Approval

The affirmative vote of the stockholders present in person or represented by proxy at the Annual Meeting holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon is required to ratify the engagement of Marcum as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the ratification of the engagement of Marcum as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

Fees

The aggregate fees billed to us by Marcum for services rendered for each of the fiscal years ended June 30, 2022 and June 30, 2021 are set forth in the table below:

Fee Category	Fiscal year ended June 30, 2022	Fiscal year ended June 30, 2021
Audit fees (1)	$388,825	$319,500
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$388,825	$319,300

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of consolidated financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q and for services that are normally provided in connection with statutory or regulatory filings or engagements, as well as for the auditor comfort letters provided in connection with our at-the-market equity offering program.

Pre-Approval Practice

The Board established an Audit Committee in February 2017. The Audit Committee’s responsibilities include establishing policies and procedures for the review and pre-approval by the Audit Committee of, and approving or pre-approving, all auditing services and permissible non-audit services to be performed by the independent registered public accounting firm, and any non-audit services to be performed by any other accounting firm. Our Audit Committee has adopted procedures for the pre-approval of services to be performed by the independent public accountants. Pursuant to this pre-approval policy, the Audit Committee considers, at least annually, and approves the terms of the audit engagement. At each regularly scheduled Audit Committee meeting, the committee members review both a listing of any newly requested services subject to pre-approval since its last regularly scheduled meeting and a report summarizing any such services, provided or anticipated to be provided by the auditor and the related fees and costs. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis, prior to the performance of the auditor. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval by the Chair of the Audit Committee if approval is needed between Audit Committee meetings. Any such interim approvals must be reported to the Audit Committee at its next scheduled meeting. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s and the PCAOB’s rules on auditor independence and is compatible with maintaining the independence of the Company’s public accountants.

All fees described above related to audit services were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended June 30, 2022 with management and its independent registered public accounting firm. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended June 30, 2022 be included in the Company’s Form 10-K for the fiscal year ended June 30, 2022 for filing with the SEC. Respectfully submitted by the Audit Committee.

Suzanne B. Rudy (Chair)

Jerry D. Neal

Jeffrey K. McMahon

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons. Since July 1, 2020, the Company has not participated in any such related party transaction.

DELINQUENT SECTION 16(a) REPORTS

Section 16 of the Exchange Act requires the directors, certain officers, and beneficial owners of more than ten percent of a class of securities registered under Section 12 of the Exchange Act to file reports with the SEC indicating their holdings of and transactions in such securities and to provide copies of such reports to the issuer of such securities. Based solely upon a review of the copies of the reports furnished to the Company, the Company believes all such reporting persons complied with such reporting obligations during the fiscal year ended June 30, 2022, except for a late Form 4 filed on February 22, 2022 by Kenneth Boller reporting a purchase of Common Stock and award of stock options.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS AND NOMINATIONS

Under certain conditions, stockholders may request that we include a proposal or director nomination at a forthcoming meeting of our stockholders in the proxy materials of the Company for such meeting. Under Exchange Act Rule 14a-8, any stockholder desiring to present a proposal to take action at the 2023 annual meeting of stockholders and include such proposal in our proxy materials must ensure that we receive the proposal, to be eligible for inclusion in our proxy statement, at our principal executive offices at 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078 no later than May 15, 2023.

In order for a stockholder proposal, including a nomination for election to the Board of Directors, to be submitted at the 2023 annual meeting of stockholders (but not included in our proxy statement), such proposal must be received by the Company’s Secretary at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Any stockholder proposal to be submitted at the 2023 annual meeting of stockholders (but not included in our proxy statement) will not be considered timely unless the notice required by our Bylaws is delivered to the Secretary not earlier than the close of business on June 29, 2023 and not later than the close of business on July 29, 2023.

The stockholder notice, with respect to all stockholder proposals, must comply in all respects with Article II, Section 9 of the Company’s Bylaws, which requires that such proposal be in writing and include, among other things, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the text of the proposal or business, (iii) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (iv) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (v) information regarding the stockholder’s ownership of the Company’s Common Stock, (vi) a description of any agreement, arrangement or understanding that has been entered into by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (vii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to solicit proxies or votes from stockholders in support of such proposal or nomination, and (ix) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The Company’s Bylaws requires additional information to be submitted with a stockholder notice with respect to director nominations, including as to each person whom the stockholder proposes to nominate for election as director, (1) all information relating to such person that is required to be disclosed pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (3) certain representations and agreements of such person as set forth in detail in the Bylaws; and (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, and any other material relationships that may be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 28, 2023.

This section is subject to and qualified entirely by the requirements for stockholder proposals set forth in the Company’s Bylaws. A copy of the Company’s Bylaws is available upon written request to: Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078, Attention: Secretary.

It is presently anticipated that the Company’s 2023 annual meeting of stockholders will be held in October 2023. However, if the date of the 2023 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the one-year anniversary of the date of the 2022 Annual Meeting, the Company will, in a timely manner, provide public notice of the new date of the 2023 annual meeting of stockholders and the new dates by which stockholder proposals submitted pursuant to and outside of Exchange Act Rule 14a-8 must be received by the Company.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single copy of their proxy materials to any household at which two or more stockholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding, which may affect certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

ANNUAL REPORT

We filed an Annual Report on Form 10-K with the SEC on September 12, 2022. We make available on our website, www.akoustis.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of these reports, without charge, upon request to: Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078, Attention: Andrew Wright.

OTHER MATTERS

As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast in the discretion of the proxy holders at the Annual Meeting. The Board of Directors does not know of any such other business.

APPENDIX A

AMENDMENT
TO
2018 STOCK INCENTIVE PLAN
OF
AKOUSTIS TECHNOLOGIES, INC.

This Amendment (“Amendment”) to the 2018 Stock Incentive Plan (as amended, the “Existing Plan”; as amended hereby, the “Plan”) of Akoustis Technologies, Inc., a Delaware corporation (the “Company”), is adopted by the Company’s Board of Directors (the “Board”) as of August 26, 2022, subject to approval by the Company’s stockholders (the “Stockholders”).

Statement of Purpose

The Existing Plan was originally approved by the Board on August 24, 2018, and by the Stockholders on November 1, 2018, upon which date it became effective. Under Section 16(a) of the Existing Plan, the Board may amend the Existing Plan at any time, contingent on the approval of the Stockholders if Stockholder approval is required by applicable law. The Board has determined that it is in the best interests of the Company to amend the Existing Plan to: (1) increase the number of shares authorized for issuance and (2) increase the number of shares that may be issued as Incentive Stock Options.

NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to the approval of the Stockholders:

1. Capitalized Terms.  All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Existing Plan.

2. Amendment to Existing Plan.

Section 5(a) “Shares of Stock Subject to the Plan:” is hereby deleted in its entirety and replaced with the following:

“(a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in this Section 5, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 12,000,000 shares, plus any shares subject to an award granted under any of the Prior Plans, which Prior Plan award is at any time forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares or pursuant to which such shares are forfeited or reacquired by the Company. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.”

Section 5(b)(i) is hereby deleted in its entirety and replaced with the following:

“The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 12,000,000 shares of Common Stock.”

3. Reference to and Effect on the Plan.  The Plan, as amended hereby, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

*            *            *

Effective this 26th day of August 2022, subject to Stockholder approval.

Appendix A-1

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AKOUSTIS TECHNOLOGIES, INC.

AKOUSTIS TECHNOLOGIES, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Section 4.1 of ARTICLE IV thereof in its entirety and replacing Section 4.1 of ARTICLE IV with the following:

“4.1 Number of Authorized Shares; Par Value. The aggregate number of shares which the Corporation shall have authority to issue is one-hundred and thirty million (130,000,000) shares, of which one-hundred and twenty-five million (125,000,000) shares shall be designated as common stock, par value $0.001 per share, and of which five million (5,000,000) shares shall be designated as preferred stock, par value $0.001 per share.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, AKOUSTIS TECHNOLOGIES, INC. has caused this Certificate to be executed by its duly authorized officer on this ___ day of ________________, 2022.

By:
Name:	Jeffrey B. Shealy
Title:	Chief Executive Officer

Appendix B-1

APPENDIX C

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AKOUSTIS TECHNOLOGIES, INC.

AKOUSTIS TECHNOLOGIES, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE VI thereof in its entirety and replacing ARTICLE VI with the following:

ARTICLE VI

DIRECTOR AND OFFICER LIABILITY

The liability of directors and officers for monetary damages shall be eliminated to the fullest extent under applicable law. Neither the amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of such provisions, in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision, regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted. All references in this paragraph to an officer shall mean only a person who at the time of an act or omission as to which liability is asserted is deemed to have consented to service by the delivery of process to the registered agent of the Corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of the State of Delaware as if they were nonresidents to apply of § 3114(b) of Title 10 to this sentence).

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, AKOUSTIS TECHNOLOGIES, INC. has caused this Certificate to be executed by its duly authorized officer on this ___ day of ________________, 2022.

By:
Name:	Jeffrey B. Shealy
Title:	Chief Executive Officer

Appendix C-1